Exhibit 4.12
James Hardie — Guarantee Trust Deed
Dated 19 December 2006
James Hardie Industries N.V. (“Guarantor”)
AET Structured Finance Services Pty Limited (“Guarantee Trustee”)
Mallesons Stephen Jaques
Level 60
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com
Ref: GNH:YC:MJC

James Hardie — Guarantee Trust Deed
Contents

Details		1
General terms		4

Part 1 Preliminary		4

1	Interpretation	4

1.1	Definitions	4
1.2	References to certain general terms	12
1.3	Number	13
1.4	Headings	13
1.5	Trust Convention	13
1.6	Guarantee Trustee’s limitation of liability	14
1.7	Guarantee Trustee’s knowledge	15
1.8	Reliance on notices	15
1.9	Condition precedent	15

2	Consideration and benefit	15

2.1	Deed and deed poll	15
2.2	Benefit	16
2.3	Consideration	16
2.4	Ceasing to be a beneficiary	16

3	Inconsistency and advice	17

4	Termination	17

Part 2 Guarantee Trust and the Guarantee Trustee		19

5	Guarantee Trust	19

5.1	Declaration of trust	19
5.2	Duration	19
5.3	Trust name	20

6	Nature of Guarantee	20

6.1	Several nature of the Guarantee	20
6.2	Claims in Insolvency	20
6.3	Demands prior to Insolvency	20

7	Guarantee Trustee	20

7.1	Appointment	20
7.2	Remuneration	20
7.3	Power	21
7.4	Specific responsibilities	21
7.5	No other duties	23
7.6	Delegation	23
7.7	Indemnity	24
7.8	Payment by Beneficiaries	25

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7.9	Adjustments amongst Beneficiaries	25

8	Change of Guarantee Trustee	26

8.1	Retirement	26
8.2	Removal	26
8.3	Permitted successors	26
8.4	When retirement or removal takes effect	26
8.5	Discharge of further obligations	27
8.6	Turnover	27

9	Register	27

9.1	Establishment and maintenance of Register	27
9.2	Information required in Register	27
9.3	No trust	28
9.4	Register conclusive	28
9.5	Update and correction of Register	28
9.6	Inspection of Register	28

Part 3 Guarantee		29

10	Guarantee and indemnity	29

10.1	Guarantee	29
10.2	Indemnity	29

11	Interest	30

11.1	Obligation to pay interest	30
11.2	Compounding	30
11.3	Interest following judgment	31

12	Extent of guarantee and indemnity	31

13	Rights of the Beneficiary are protected	31

14	Guarantor’s rights	32

14.1	Guarantor’s rights are suspended	32
14.2	Guarantor’s right of proof limited	33

15	Power of Attorney	33

15.1	Appointment	33
15.2	Powers	33
15.3	Application of insolvency dividends	34

Part 4 Voting in Insolvency and Distribution of Recovered Money		35

16	Voting in Insolvency proceedings	35

16.1	Obtaining instructions	35
16.2	Voting	35

17	Distribution of Recovered Money	36

17.1	How the Guarantee Trustee is to distribute	36
17.2	Manner of distribution	37
17.3	Receipt by Beneficiary not through Guarantee Trustee	37

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17.4	Accounting to Guarantee Trustee	37
17.5	Refund to Beneficiary	37
17.6	Deemed Payment	37

Part 5 General provisions		38

18	Payments	38

18.1	Manner of payment by the Guarantor	38
18.2	Direction to pay	38
18.3	Currency of payment	38

19	Application of payments	39

19.1	Application of money	39
19.2	Order of payment	39
19.3	Suspense account	39
19.4	Remaining money	39
19.5	Credit from date of receipt	39

20	Withholding tax	39

20.1	Payments by Guarantor	39
20.2	Tax credit	40

21	Indirect Taxes	40

22	Costs	41

22.1	What the Guarantor agrees to pay	41
22.2	Currency conversion on judgment debt	41

23	Reinstatement of rights	41

24	No merger	42

25	Dealings	42

25.1	Dealings by the Guarantor with the Compensation Debt	42
25.2	Dealings by the Guarantor	43
25.3	Dealings by Beneficiaries	43

26	Notices	43

26.1	Form	43
26.2	Demand under Guarantee	43
26.3	Delivery	43
26.4	When effective	44
26.5	Receipt — postal	44
26.6	Receipt — fax	44

27	General	44

27.1	Consents	44
27.2	Prompt performance	44
27.3	Certificates	44
27.4	Set-off	44
27.5	Discretion in exercising rights	45
27.6	Partial exercising of rights	45

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27.7	Indemnities	45
27.8	Inconsistent law	45
27.9	Supervening legislation	45
27.10	Remedies cumulative	45
27.11	Time of the essence	45
27.12	Variation and waiver	45
27.13	Confidentiality	45
27.14	Further steps	46
27.15	Counterparts	46
27.16	Governing law	46
27.17	Serving documents	47
27.18	Process Agent	47
Schedule 1(A) — Form of Beneficiary Nomination Letter (clause 1.9)		48
Schedule 1(B) — Form of Beneficiary Change Notification (clause 9.1(b))		50
Schedule 2 — Form of Replacement Guarantee (clause 4)		51
General terms		52
Signing page		71

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James Hardie — Guarantee Trust Deed
Details
Interpretation — definitions are in clause 1.

Parties	Guarantor and Guarantee Trustee

Guarantor	Name	James Hardie Industries N.V.

	Corporate seat	Amsterdam

	Registered Number	34106455

	ABN	49 097 829 895

	ARBN	097 829 895

	Address	Atrium, 8th Floor Strawinskylaan 3077 1077 ZX Amsterdam The Netherlands

	Fax	+ 31 20 404 2544

	Attention	Managing Director and Company Secretary

Guarantee Trustee	Name	AET Structured Finance Services Pty Limited

	ABN	12 106 424 088

	Address	80 Alfred Street Milsons Point NSW 2061

	Fax	02 9028 5942

	Attention	Corporate Trust

In favour of	Each Beneficiary as defined in this deed.

Recitals
A  JHIL was listed on the Australian Stock Exchange in 1951 and, by that time, the business then carried on by JHIL and its subsidiaries had been carried on in Australia, in one form or another and under the “James Hardie” name, for at least 60 years.

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B  Under plans of reorganisation and capital restructuring executed between 1998 and 2001, JHIL sold on arm’s length terms substantially all of its business, operations and undertaking to the Guarantor and its subsidiaries with the result that the Guarantor became the ultimate holding company of the businesses formerly carried on or controlled by JHIL.

C  The Guarantor is a company organised under the laws of the Netherlands and is listed on both the Australian Stock Exchange and the New York Stock Exchange (with the listing on the latter exchange via American Depository Receipts or equivalent or replacement securities). At the date of this deed, the James Hardie Group carries on the business of manufacturing building products in the United States of America, Australia, New Zealand and the Philippines.

D  On 21 December 2004, the Guarantor and others entered into the Heads of Agreement containing, among other things, a set of agreed principles on which the Performing Subsidiary will provide, and the Guarantor will guarantee the payment of, funding to the Charitable Fund on a long term basis of compensation for personal injury and death claims made in Australia against JHIL or certain former subsidiaries of JHIL arising from exposure to asbestos in Australia.

E  The Heads of Agreement also provided that the obligations of the Guarantor to guarantee the payment of such funding to the Charitable Fund are to be subordinated to the obligations of the Guarantor to certain lenders to James Hardie Group Members.

F The principles contained in the Heads of Agreement were developed and set out in the Original Final Funding Agreement.

G On 8 June 2006 the Fund Trustee executed a Deed of Accession so as to become a party to the Original Final Funding Agreement.

H  On 21 November 2006 the parties to the Original Final Funding Agreement (including the Fund Trustee) entered into the Final Funding Agreement, thereby amending and restating the Original Final Funding Agreement.

I   On or about 14 December 2006 Asbestos Injuries Compensation Fund Limited entered into the Trust Deed and on or about 14 December 2006 in its capacity as trustee of the Discretionary Fund became a party to the Final Funding Agreement by executing a Deed of Accession.

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J The Guarantor has guaranteed the obligations of the Performing Subsidiary under the Final Funding Agreement on and subject to the terms of the Fund Guarantee.

K The Guarantor wishes to provide separate guarantees under this deed to the providers from time to time of financial accommodation to the James Hardie Group.

L  The Intercreditor Deed sets out certain arrangements in relation to, among other things, the rights of the Fund Trustee and the NSW Government in connection with the Fund Guarantee and the rights of the Guarantee Trustee and the Beneficiaries in connection with this deed which have been agreed between the parties to the Intercreditor Deed.

Date of deed	See Signing page

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James Hardie — Guarantee Trust Deed
General terms
Part 1 Preliminary
1	Interpretation

1.1	Definitions

These meanings apply unless the contrary intention appears:

A$, AUD or Australian Dollars means the lawful currency of Australia.

Audited Financial Statements has the meaning given to that term in the Intercreditor Deed.

Authorised Officer means:
(a)	in the case of the Guarantee Trustee or a Beneficiary, a director or secretary, or an officer whose title contains the word “director”, “chief”, “head”, “president”, “vice-president”, “executive” or “manager” or a person performing the functions of any of them, or any other person nominated by the Guarantee Trustee or the Beneficiary, as the case may be, as an Authorised Officer for the purposes of this deed;

(b)	in the case of the Guarantor, a person appointed by the Guarantor and notified to the Guarantee Trustee as an Authorised Officer for the purposes of this deed, and whose specimen signature is provided with such notification to the Guarantee Trustee.
Beneficiary means each person nominated as a “Beneficiary” in a Beneficiary Nomination Letter (including, in the case of any group of creditors, an agent or trustee acting on their behalf) and includes their successors and assigns, but excludes any person who has ceased to be a Beneficiary in accordance with clause 2.4.

Beneficiary Change Form means a form sent to the Guarantee Trustee in accordance with clause 9.1(b).

Beneficiary Nomination Letter means a letter substantially in the form set out in schedule 1(A) signed by the Guarantor, accepted by the relevant Beneficiary and confirmed by the Guarantee Trustee.

Business Day means a weekday (not being a public holiday) on which:
(a)	for the purposes of making or receiving any payments in US Dollars, banks are open for general banking business in London, New York and Sydney;

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(b)	for the purpose of making or receiving any payments in another currency, banks are open for general banking business in such place or places specified in the relevant Finance Document; and

(c)	for all other purposes, banks are open for general banking business in Amsterdam, Sydney and any other place or places specified in the relevant Finance Document.
Charitable Fund has the meaning given to that term in the Final Funding Agreement.

Compensation Debt has the meaning given to that term in the Intercreditor Deed.

Costs means costs, fees, disbursements, charges and expenses, including, without limitation, where the Guarantor is liable to pay or reimburse the Costs, those incurred in connection with advisers and, unless such Costs are incurred in connection with:
(a)	consideration of any action or claim (whether or not as part of, or preparatory to, any enforcement action) relating to a Finance Document, the Guarantor or the Guaranteed Money;

(b)	any costs or expenses relating to any advice described in clause 3(c);

(c)	the costs relating to any court application by the Guarantee Trustee under clause 5.2; or

(d)	the costs of an Independent Expert appointed under clause 8.3 of the Intercreditor Deed, only for an amount and on a basis previously agreed to in writing by the Guarantor.

Debtor means, in respect of a Beneficiary at a particular time, the person or persons primarily liable to the Beneficiary at that time under the Finance Documents.

Deed of Accession has the meaning given to that term in the Final Funding Agreement.

Default Rate means LIBOR plus 2% per annum. For the purpose of this definition, the interest is calculated as if the overdue amount is a cash advance with interest periods beginning and ending on the first and last days respectively of each calendar month (and including both days), provided that the first interest period begins on and includes the due date.

Details means the section of this deed headed “Details”.

Discretionary Fund has the meaning given to that term in the Final Funding Agreement.

Excluded Lender has the meaning given to that term in the Intercreditor Deed.

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Excluded Tax means:
(a)	a Tax imposed by any jurisdiction on or assessed against a Beneficiary as a consequence of the Beneficiary being a resident of or organised in or doing business in that jurisdiction, but not any Tax:
(i)	that is calculated on or by reference to the gross amount of a payment derived under this deed or another document referred to in this deed (without the allowance of a deduction);

(ii)	that is imposed as a result of the Beneficiary being considered a resident or organised or doing business in that jurisdiction solely as a result of it being a party to this deed or a transaction contemplated by this deed; or
(b)	a Tax which would not be required to be deducted by the Guarantor if, before the Guarantor makes a relevant payment, a relevant Beneficiary provided the Guarantor with any of its name, address, registration number or similar details or any relevant tax exemption or similar details.
Final Funding Agreement means the deed dated 21 November 2006 between the NSW Government, the Guarantor, the Performing Subsidiary and the Fund Trustee which amended and restated the Original Final Funding Agreement.

Finance Documents means, in relation to a Beneficiary, each agreement:
(a)	to which the Beneficiary (together with any other person) is a party or under which that Beneficiary has benefits or obligations; and

(b)	which is nominated as a “Finance Document” in a Beneficiary Nomination Letter.
Finance Money Debt has the meaning given to that term in the Intercreditor Deed.

Fund Trustee means Asbestos Injuries Compensation Fund Limited in its capacity as trustee of the Charitable Fund.

Fund Contribution has the meaning given to the term “JHINV Contribution” in the Final Funding Agreement.

Fund Guarantee means the instrument entitled “Parent Guarantee” dated 21 November 2006 between the Fund Trustee, the NSW Government and the Guarantor.

Government Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity having jurisdiction over, or in relation to the affairs of, a James Hardie Group Member and, for the avoidance of doubt, includes, without limitation, the Australian Taxation Office, the US Internal Revenue Service and the Dutch tax authorities.

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Guarantee means the guarantees and indemnities given by the Guarantor under clause 10.

Guaranteed Money means all amounts that:
(a)	at any time;

(b)	for any reason or circumstance in connection with any agreement, transaction, instrument (whether or not negotiable), document, event, act, omission, matter or thing whatsoever;

(c)	whether at law or otherwise; and

(d)	whether or not of a type within the contemplation of the Guarantor or any other person at the date of this deed, are payable, are owing but not currently payable, are contingently owing, or remain unpaid, by a Debtor to a Beneficiary under or in connection with the Finance Documents.

This definition applies:
(i)	irrespective of the capacity in which the Debtor or the Beneficiary became entitled to the amount concerned;

(ii)	irrespective of the capacity in which the Debtor or the Beneficiary became liable in respect of the amount concerned;

(iii)	whether the Debtor or the Beneficiary is liable as principal debtor, as surety or otherwise;

(iv)	whether the Debtor is liable alone, or together with another person;

(v)	even if the Debtor owes an amount or obligation to the Beneficiary because it was assigned to the Beneficiary, whether or not:
(A)	the assignment was before, at the same time as, or after the date of this deed; or

(B)	the Debtor consented to or was aware of the assignment; or

(C)	the assigned obligation was secured;
(vi)	even if this deed was assigned to the Beneficiary, whether or not:
(A)	the Debtor or the Guarantor consented to or was aware of the assignment; or

(B)	any of the Guaranteed Money was previously unsecured; or

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(vii)	if the Guarantor is a trustee, whether or not it has a right of indemnity from the trust fund.
Guarantee Trust means the James Hardie Guarantee Trust established by clause 5.1(a) of this deed.

Guarantee Trustee means the person so described in the Details.

Guarantor means the person so described in the Details.

Heads of Agreement means the non-binding agreement entered into on 21 December 2004 between the Guarantor, the NSW Government, the Australian Council of Trade Unions, Unions New South Wales and a representative of certain asbestos victims groups.

Independent Valuer means:
(a)	any internationally recognised accountancy firm agreed to by the Guarantor and the Guarantee Trustee in writing; or

(b)	if the Guarantor and the Guarantee Trustee cannot agree on an internationally recognised accountancy firm, a person nominated by the President of the Institute of Chartered Accountants in Australia.
Indirect Tax means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

Insolvency Event means, in respect of a person, the occurrence in respect of that person of any event referred to in paragraphs (a) to (h) of the definition of “Insolvent” and, for the avoidance of doubt, includes a Winding Up.

Insolvency Official means a custodian, receiver, receiver and manager, trustee, liquidator, provisional liquidator, administrator or any other officer appointed in connection with the Insolvency of the Guarantor and includes, without limitation:
(a)	a receiver in bankruptcy (curator), an administrator (bewindvoerder);

(b)	a liquidator (vereffenaar) appointed in connection with a Winding Up under Dutch law; and

(c)	where the context so requires, a supervisory judge or a court of competent jurisdiction in respect of the Insolvency of the Guarantor.
A person is Insolvent if it:
(a)	admits in writing its inability to pay its debts as they become due (otherwise than as contemplated in clause 16.6 of the Final Funding Agreement);

(b)	was established under Dutch law and files a petition with any court in the Netherlands in relation to its bankruptcy (faillissement) or seeks an order for a suspension of payments (surseance van betaling);

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(c)	files, or consents by answer or otherwise to the filing against it of, a petition for relief or insolvent reorganisation or insolvent arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, insolvent reorganisation, insolvent moratorium or other similar law of any jurisdiction (including, without limitation, a filing by the person under Chapter 7 or Chapter 11 of the US Bankruptcy Code), provided that where the filing is a filing under Chapter 11 of that Code, the person:
(i)	is at the time of filing unable to pay its debts generally as and when they become due; or

(ii)	in the case of the Guarantor, after it makes such a filing, fails to pay a Fund Contribution or other amount under the Fund Guarantee when such payment would (but for the moratorium granted as a result of that filing) have been due for 30 days after that due date, and also provided that, in such filing under Chapter 11 of that Code a person is Insolvent no later than the earliest date as of which creditors may vote on any matter or accept or reject a plan of reorganisation;

(d)	makes an assignment for the benefit of its creditors generally;

(e)	consents to the appointment of a custodian (not being a nominee for the person), receiver, receiver and manager, trustee or other officer with similar powers with respect to it or with respect to a substantial part of its property;

(f)	consents to the appointment of an insolvency administrator or such an insolvency administrator is appointed and that appointment is not terminated within 28 days;

(g)	is adjudicated as insolvent or to be liquidated, in each case, by a court of competent jurisdiction;

(h)	is subject to Winding Up,
and Insolvency has a corresponding meaning.

James Hardie Group means the Guarantor and its Subsidiaries and James Hardie Group Member means any of them.

JHIL means ABN 60 Pty Limited (ABN 60 000 009 263) (formerly known as James Hardie Industries Limited).

Intercreditor Deed means the deed so entitled between the Fund Trustee, the NSW Government, the Guarantor and the Guarantee Trustee dated on or about the date of this deed.

LIBOR means, in relation to any overdue amount:
(a)	the applicable British Bankers’ Association Interest Settlement Rate for the currency in which the overdue amount is payable (“Due

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Currency”) and the relevant period displayed on the appropriate page of the Reuters screen (but if the agreed page is replaced or service ceases to be available, the Beneficiary to whom the overdue amount is owed may specify another page or service displaying the appropriate rate after consultation with the Guarantor) (“Screen Rate”); or

(b)	(if no Screen Rate is available for the Due Currency and the interest period of that overdue amount) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Beneficiary to whom the overdue amount is owed at its request quoted by the principal London offices of at least three leading international banks chosen by the Beneficiary in consultation with the Guarantor to other leading international banks in the London interbank market, as of 11.00 am (London time) on the day two Business Days before the first day of an interest period for which the interest rate is to be determined for the offering of deposits in the Due Currency and for a period comparable to the interest period for the overdue amount.

Liquidation means, in respect of any person, the liquidation of all or substantially all of its assets (other than, in the case of the Guarantor, where the acquirer of all or substantially all of such assets has by deed of accession become bound to observe all the obligations of the Guarantor under this deed and the Fund Guarantee and the other Related Agreements to which the Guarantor is a party) with the intention of distributing the proceeds to creditors or security holders, or a final order directing or requiring such liquidation is made or entered or deemed to have been made or entered by any court of competent jurisdiction.

Notice of Voting in Insolvency means a written notice from an Insolvency Official of any matter or matters in connection with the Insolvency (including, without limitation, the Winding Up) of the Guarantor and requiring or inviting the casting of votes by creditors of the Guarantor in relation to such matter or matters.

NSW Government means the State of New South Wales.

Original Final Funding Agreement means the legally binding agreement so entitled and entered into on 1 December 2005 between the Guarantor, the Performing Subsidiary and the NSW Government giving effect to the arrangements contemplated by the Heads of Agreement.

Performing Subsidiary means James Hardie 117 Pty Limited (formerly known as LGTDD Pty Limited) (ABN 30 116 110 948).

Proceeds has the meaning given to that term in the Intercreditor Deed.

Proportion means, in respect of a Beneficiary at any time, the Beneficiary’s proportion of the Finance Money Debt (including all Proceeds) divided by the total of all Finance Money Debt at that time, expressed as a percentage.

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Recovered Money means all amounts paid to or recovered by the Guarantee Trustee in respect of the Finance Money Debt during an Insolvency of the Guarantor which has not yet been distributed under clause 17.

Register means the register to be established and maintained by the Guarantee Trustee under clause 9.

Related Agreement has the meaning given to that term in the Final Funding Agreement.

Related Entity has the meaning it has in the Corporations Act.

Relevant Documents means:
(a)	the Final Funding Agreement;

(b)	any Related Agreement; and

(c)	any Finance Document.
Security Interest means any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind or any other right of, or arrangement with, any creditor to have its claims satisfied in priority to other creditors with, or from the proceeds of, any asset. This definition:
(a)	includes any retention of title agreements arising other than in the ordinary course of business; and

(b)	excludes any right of set-off, right to combine accounts, or other similar right or arrangement arising in the ordinary course of business or by operation of law.
Security Provider means a person (other than the Guarantor) who at any time is liable by guarantee, indemnity or otherwise alone or jointly, or jointly and individually, to pay or indemnify against non-payment of the Finance Money Debt.

Subsidiary in relation to a corporation means a subsidiary of the corporation for the purposes of the Corporations Act.

Tax means any present or future tax (including Indirect Taxes), levy, impost, duty, charge, fee, deduction, compulsory loan or withholding or any income, stamp or transaction duty, tax or charge, in the nature of tax whatsoever called (except if imposed on, or calculated having regard to, the net income of a Beneficiary) and whether imposed, levied, collected, withheld or assessed by any Government Agency and includes, but is not limited to, any penalty, fine, charge, fee, interest or other amount payable in connection with failure to pay or delay in paying the same.

Trust Deed has the meaning given to that term in the Final Funding Agreement.

Trust Convention means the Convention on the Law applicable to Trusts and on their Recognition 1985.

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US$, USD or US Dollars means the lawful currency of the United States of America.

Winding Up means, in respect of a person, the occurrence of any one or more of the following events in relation to that person:
(a)	a final court order is entered that it be wound up or declared bankrupt;

(b)	a liquidator (excluding a provisional liquidator) is appointed to it and the appointment is not subsequently terminated;

(c)	a court declaration of bankruptcy is made in relation to it and is not subsequently withdrawn, struck out or dismissed, vacated or reversed;

(d)	the dissolution of such person under Dutch law (ontbinding) or the law of any other jurisdiction;

(e)	the declaration of its bankruptcy under Dutch law (faillissement);

(f)	the Liquidation of that person;

(g)	a final order for relief occurs or is deemed to occur in relation to it under Chapter 7 or Chapter 11 of the US Bankruptcy Code which, when implemented, will result in the Liquidation of that person; and

(h)	any comparable action occurs under the law of any competent jurisdiction which has a substantially similar effect to any of the above paragraphs (a) to (g) of this definition, and an order shall be deemed to be final when timely-commenced proceedings for review of such an order has been concluded without such order being subsequently dismissed, withdrawn, struck out, vacated or reversed, and the time for commencing any further proceeding for review of such order has expired.

1.2	References to certain general terms

Unless the contrary intention appears, a reference in this deed to:
(a)	a group of persons is a reference to any two or more of them collectively and to each of them individually;

(b)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them collectively and each of them individually;

(c)	an agreement, representation or warranty by two or more persons binds them collectively and each of them individually but an agreement, representation or warranty by a Beneficiary binds the Beneficiary only;

(d)	anything (including an amount) is a reference to the whole and each part of it (but nothing in this clause 1.2(d) implies that performance of part of an obligation constitutes performance of the obligation);

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(e)	a document (including this deed) includes any variation or replacement of it;

(f)	law includes (without limitation) common law, principles of equity, and laws made by any legislative body of any jurisdiction (and references to any statute, regulation or by-law include any modification or re-enactment of or any provision substituted for, and all statutory and subordinate instruments issued under such statute, regulation or by-law or such provision);

(g)	the word “person” includes an individual, a firm, a body corporate, a partnership, a joint venture, an unincorporated association and any Government Agency;

(h)	a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(i)	the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(j)	the Corporations Act is a reference to the Corporations Act 2001 of Australia; and

(k)	the words “to prove for”, “prove” and “right of proof”, when used in connection with a Winding Up or another Insolvency proceeding under Dutch law include, without limitation, “filing”, “filing for verification purposes” and “verification procedure”, as the context may require.
1.3	Number

The singular includes the plural and vice versa.

1.4	Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this deed.

1.5	Trust Convention

It is the express intention of the parties to this deed that each trust constituted by this deed:
(a)	be recognised as a trust in accordance with the terms of this deed in any relevant jurisdiction;

(b)	qualify as a “trust” for the purpose of the Trust Convention; and

(c)	be recognised as a trust in accordance with the Trust Convention in any jurisdiction where the Trust Convention applies.

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1.6	Guarantee Trustee’s limitation of liability
(a)	A liability arising under or in connection with this deed is limited to and can be enforced against the Guarantee Trustee only to the extent to which it can be satisfied out of any property held by the Guarantee Trustee out of which the Guarantee Trustee is actually indemnified for the liability. This limitation of the Guarantee Trustee’s liability applies despite any other provision of this deed and extends to all liabilities and obligations of the Guarantee Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this deed.

(b)	The parties (other than the Guarantee Trustee) may not sue the Guarantee Trustee in any capacity other than as trustee of the Guarantee Trust, including seeking the appointment of a receiver (except in relation to property of the Guarantee Trust), a liquidator, an administrator or any other similar person to the Guarantee Trustee or prove in any liquidation of or affecting the Guarantee Trustee (except in relation to the property of the Guarantee Trust).

(c)	The parties waive their rights and release the Guarantee Trustee from any personal liability in respect of any loss or damage which any of them may suffer as a consequence of a failure of the Guarantee Trustee to perform its obligations under this deed, which cannot be paid or satisfied out of any property of the Guarantee Trust held by the Guarantee Trustee.

(d)	The provisions of this clause 1.6 will not apply to any obligation or liability of the Guarantee Trustee to the extent to which such obligation or liability:
(i)	arises as a result of the Guarantee Trustee’s fraud, gross negligence or wilful misconduct; or

(ii)	cannot be satisfied out of any property held by the Guarantee Trustee as a result of the Guarantee Trustee’s fraud, gross negligence or wilful misconduct.
(e)	No act or omission of the Guarantee Trustee (including any related failure to satisfy its obligations or breach of representation or warranty under this deed) will be considered fraud, gross negligence or wilful misconduct of the Guarantee Trustee to the extent to which the act or omission was caused or contributed to by any failure of any party (other than the Guarantee Trustee) or any other person to fulfil its obligations relating to the Guarantee Trust or by any other act or omission of the parties (other than the Guarantee Trustee) or any other person having obligations relating to the Guarantee Trust.

(f)	Any fraud, gross negligence or wilful misconduct of an attorney, agent or delegate appointed by the Guarantee Trustee in accordance with this deed is not, and is not to be deemed to be, an act on behalf of the Guarantee Trustee for the purposes of this deed and does not create rights or obligations on any party to this deed nor expose the Guarantee Trustee to any personal liability provided that:

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(i)	nothing in this paragraph (f) relieves the Guarantee Trustee from any liability to the extent of any fraud, gross negligence or wilful misconduct of the Guarantee Trustee in the selection, appointment, oversight or supervision of any such attorney, agent or delegate; and

(ii)	the Guarantee Trustee must, to the extent permitted by law, take all reasonable steps to recover compensation for any expenses, losses, liabilities, actions, proceedings or claims that are incurred by the Guarantee Trustee (or would have been incurred but for the operation of this clause 1.6(f)) as a direct or indirect consequence of the fraud, gross negligence or wilful misconduct of any attorney, agent or delegate appointed by the Guarantee Trustee from any such attorney, agent or delegate.
1.7	Guarantee Trustee’s knowledge

The Guarantee Trustee will only be considered to have knowledge or awareness of, or notice of, any thing, or grounds to believe any thing, by virtue of the officers of the Guarantee Trustee having day to day responsibility for the administration of the Guarantee Trustee having actual knowledge, actual awareness or actual notice of that thing, or grounds or reason to believe that thing (and similar references will be interpreted in this way).

1.8	Reliance on notices

Where any notice is provided by any of the parties (other than the Guarantee Trustee) to the Guarantee Trustee and the notice has been executed by an Authorised Officer of that party then the Guarantee Trustee may assume that the notice has been properly prepared and considered by that party and the Guarantee Trustee is not required to investigate further.

1.9	Condition precedent

Notwithstanding any other provision of this deed, the provisions of, and the obligations of the parties under, this deed are subject to, and do not commence until, each of the conditions set out in clause 2.1 of the Final Funding Agreement have been satisfied or waived in writing by the parties to the Final Funding Agreement.

2	Consideration and benefit

2.1	Deed and deed poll

This deed takes effect as both:
(a)	a deed between the Guarantor and the Guarantee Trustee; and

(b)	a deed poll by the Guarantor and the Guarantee Trustee in favour of the Beneficiaries.

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2.2	Benefit
(a)	Each Beneficiary has the benefit of, and is entitled to enforce, this deed in accordance with its terms even though it is not a party to, or is not in existence at the time of execution and delivery of, this deed.

(b)	Subject to the Intercreditor Deed and clause 2.2(c), the benefit and obligations of this deed may be extended to any other person (and such person shall become a Beneficiary) in relation to any other document (and such document shall become a Finance Document) under which liabilities are owed to such person where such liabilities are, or required to be, included in the James Hardie Group’s financial statements or accompanying notes as debt or borrowings (including, without limitation, bank loans, letter of credit facilities, derivatives and debt capital markets issues which are, or are required to be so included or noted) of the Guarantor (or a James Hardie Group Member, the performance of whose obligations has been guaranteed by the Guarantor) by the Guarantor signing and delivering to that person (or an agent or trustee acting on behalf of that person) and the Guarantee Trustee, a Beneficiary Nomination Letter and the person (or an agent or trustee acting on behalf of that person) countersigning such Beneficiary Nomination Letter and delivering the countersigned Beneficiary Nomination Letter to the Guarantee Trustee.

(c)	An Excluded Lender cannot be a Beneficiary.
2.3	Consideration

Each party acknowledges incurring obligations and giving rights under this deed for valuable consideration received and to be received from, among others, each Beneficiary.

2.4	Ceasing to be a beneficiary
(a)	The Guarantor may request that a Beneficiary sign a consent confirming its cessation as a beneficiary of the Guarantee Trust if, at the time of the Guarantor’s request:
(i)	there is no Guaranteed Money in respect of that Beneficiary;

(ii)	the Guarantor has no outstanding obligations to the Beneficiary under this deed; and

(iii)	that Beneficiary has no further obligation to provide financial accommodation to the Debtor under the Finance Documents.
(b)	A Beneficiary may at any time notify the Guarantee Trustee in writing that the Beneficiary wishes to cease to be a beneficiary of the Guarantee Trust. Any such notice does not limit the Beneficiary’s rights against the Guarantor other than its rights as a beneficiary of the Guarantee Trust.

(c)	The relevant Beneficiary undertakes to do all things necessary to give effect to the cessation of its being a beneficiary under clause 2.4(a) (if it is satisfied, acting reasonably, that clauses 2.4(a)(i), 2.4(a)(ii) and

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2.4(a)(iii) are satisfied) or 2.4(b), including, without limitation, the execution of the consent referred to in clause 2.4(a) and the surrender of its Beneficiary Nomination Letter.

(d)	A Beneficiary ceases to be a beneficiary of the Guarantee Trust and thereupon ceases to have the benefit of the Guarantee:
(i)	under clause 2.4(a), on receipt by the Guarantee Trustee of a signed consent;

(ii)	under clause 2.4(b), on receipt by the Guarantee Trustee of notice from the Beneficiary.
Upon receipt of the relevant signed consent or notice, the Guarantee Trustee must remove the Beneficiary’s name from the Register.
3	Inconsistency and advice
(a)	If any provision of the Final Funding Agreement, any Related Agreement (excluding this deed, the Intercreditor Deed or the Intercreditor Deed (Performing Subsidiary) attached as Annexure 7B to the Final Funding Agreement), any other Finance Document or the Fund Guarantee is inconsistent with this deed, this deed prevails to the extent of the inconsistency.

(b)	Each of the parties to this deed undertake to use all reasonable endeavours to procure that the Relevant Documents which are not executed as at the date of this deed are executed in a form that minimises the likelihood of any inconsistency.

(c)	In the event that the Guarantee Trustee may be required to exercise any discretion, judgement or issue a notice or determine a matter relating to this deed or any Relevant Document, the Guarantee Trustee will be entitled to seek such legal, accounting, tax or other advice as is reasonable in all the circumstances.
4	Termination

Without prejudice to the provisions of clause 8.5, upon the Guarantor delivering:
(a)	to the Guarantee Trustee:
(i)	a written notice stating that the Final Funding Agreement and its Related Agreements have been terminated; and

(ii)	legal opinions from lawyers practising in New South Wales and each other jurisdiction whose laws govern any such Related Agreement which collectively confirm that the Final Funding Agreement and its Related Agreements have ceased to be in full force and effect under their respective governing laws; and

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(b)	to each Beneficiary:
(i)	an original signed counterpart of a replacement guarantee substantially in the form set out in schedule 2 (“Form of replacement guarantee”); and

(ii)	legal opinions from lawyers practising in New South Wales and the Netherlands in respect of such replacement guarantee which confirm that such replacement guarantee constitutes a valid, binding and enforceable obligation of the Guarantor (subject to their customary assumptions and qualifications), this deed is automatically terminated and, with respect to each Beneficiary, replaced by such replacement guarantee.

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James Hardie — Guarantee Trust Deed
Part 2 Guarantee Trust and the Guarantee Trustee
5	Guarantee Trust

5.1	Declaration of trust

The Guarantee Trustee:
(a)	declares that it holds the benefit of the Guarantee, each Relevant Document and any other document in connection with the Guarantee or any Relevant Document which contains provisions in favour of, or for the benefit of, the Guarantee Trustee or a Beneficiary (including, without limitation, all representations, warranties and undertakings made in favour of the Guarantee Trustee or any Beneficiary and any other rights, claims or entitlements of the Guarantee Trustee or a Beneficiary under the Guarantee or any Relevant Document) on separate trusts for each relevant Beneficiary in accordance with, and on the terms of, this deed; and

(b)	agrees to comply with the provisions of this deed which purport to bind it and to perform the duties and responsibilities of the Guarantee Trustee specified in this deed.
5.2	Duration

Each trust created pursuant to clause 5.1 commences on the date of the relevant Beneficiary Nomination Letter and terminates on the earlier of:
(a)	the date the relevant Beneficiary ceases to be a beneficiary in accordance with clause 2.4;

(b)	the date this deed is automatically terminated under clause 4;

(c)	the date on which the obligations of the Guarantor to pay the Guaranteed Money pursuant to this deed are fully discharged in accordance with this deed; and

(d)	the day before the eightieth anniversary of the date of this deed.
The termination of a trust created pursuant to clause 5.1 in accordance with this clause 5.2 does not affect any other trust created pursuant to clause 5.1. Any such other trust is preserved and continues in existence until terminated in accordance with this clause 5.2.

The Guarantee Trustee must use reasonable endeavours prior to the eightieth anniversary (if applicable) of the date of this deed to resettle the property then held on trust by the Guarantee Trustee in new trusts for the Beneficiaries on identical terms to those contained in this deed.

In the event that the Guarantee Trustee is unable to resettle the property of the Guarantee Trust then it will be entitled to seek directions from an appropriate

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court regarding the settlement of new trusts for the Beneficiaries, as required under this clause 5.2.
5.3	Trust name

The trusts established under clause 5.1(a) shall be collectively known as the James Hardie Guarantee Trust.

6	Nature of Guarantee

6.1	Several nature of the Guarantee

The benefit of the Guarantee held by the Guarantee Trustee in accordance with, and on the terms of, this deed is held by the Guarantee Trustee on trust for the benefit of each Beneficiary severally with respect to the Guaranteed Money owing to the relevant Beneficiary.

6.2	Claims in Insolvency

Each Beneficiary is severally a creditor of the Guarantor in relation to the Guaranteed Money owing to the Beneficiary, but its rights under the Guarantee in an Insolvency of the Guarantor are subject to the terms of this deed and are to be exercised by the Guarantee Trustee on its behalf on the terms of this deed.

6.3	Demands prior to Insolvency

Prior to an Insolvency of the Guarantor, and subject to the terms of this deed, each Beneficiary individually may make a demand under the Guarantee with respect to the Guaranteed Money owing to that Beneficiary.

7	Guarantee Trustee

7.1	Appointment

The Guarantor appoints the Guarantee Trustee as the trustee for each Beneficiary in respect of the Guarantee, each Relevant Document and any other document in connection with the Guarantee or any Relevant Document which contains provisions in favour of, or for the benefit of, the Guarantee Trustee or a Beneficiary (including, without limitation, all representations, warranties and undertakings made in favour of the Guarantee Trustee or any Beneficiary and any other rights, claims or entitlements of the Guarantee Trustee or a Beneficiary under the Guarantee or any Relevant Document).

The Guarantee Trustee accepts that appointment on the terms and conditions of this deed.

7.2	Remuneration
(a)	The Guarantor must pay the Guarantee Trustee the fee separately agreed by the Guarantor and the Guarantee Trustee (including without limitation fees in relation to the Guarantee Trustee’s time and attendance on all matters in connection with the enforcement of

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Beneficiaries’ rights under this deed, the Guarantee Trust and each Relevant Document, as separately agreed by the Guarantor and the Guarantee Trustee).
(b)	If the Guarantee Trustee is required at any time to undertake:
(i)	any duties in connection with the enforcement of Beneficiaries’ rights under this deed, the Guarantee Trust and each Relevant Document; or

(ii)	any duties which are agreed by the Guarantor to be of an exceptional nature or otherwise outside the scope of the normal duties of the Guarantee Trustee, then the Guarantee Trustee is entitled to such additional fees as may be agreed between the Guarantee Trustee and the Guarantor or, failing agreement, such fees as are determined by the Independent Valuer (acting as an expert and not as an arbitrator). The Independent Valuer’s determination shall be conclusive and binding on the Guarantor and the Guarantee Trustee so far as permitted by law.
7.3	Power

In connection with the discharge of its duties and obligations under this deed, the Guarantee Trustee has all the powers of a natural person, but must exercise those powers subject to the provisions of this deed.

7.4	Specific responsibilities

The Guarantee Trustee agrees:
(a)	to notify the Beneficiaries of any change in the Guarantee Trustee’s principal office and address for notices under this deed;

(b)	to maintain the Register in accordance with clause 9;

(c)	to diligently perform its obligations under the Intercreditor Deed;

(d)	in relation to each matter arising under or in connection with the Intercreditor Deed which requires the exercise of any right or discretion vested in the Financiers collectively (as therein defined) or the Guarantee Trustee (on behalf of the Financiers (as therein defined)) (including, without limitation, a request for consent or the waiver of a right), to:
(i)	promptly send to each Beneficiary (at the address last notified by the Beneficiary) a notice which:
(A)	notifies the Beneficiary of the details of the matter and the legal basis (by reference to the particular clause of the Intercreditor Deed) for the exercise of a right or discretion by the Financiers, or the Guarantee Trustee on their behalf, in relation to the matter; and

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(B)	requests the Beneficiary to advise in writing, with such details as the Guarantee Trustee may request and within five Business Days of the date of the notice (or such shorter period as the Guarantee Trustee determines is reasonable having regard to all relevant circumstances):
(aa)	the amount of its participation in the Finance Money Debt at that time; and

(ab)	its instructions as to how the right or discretion should be exercised by the Guarantee Trustee in relation to the matter described in the notice; and
(ii)	notwithstanding the instructions of any individual Beneficiary, act in accordance with the instructions of the Beneficiaries whose aggregate participation in the Finance Money Debt (as advised by those Beneficiaries) represents more than 50% of the aggregate value of all Finance Money Debt (as advised by all Beneficiaries), provided that if any Beneficiary fails to respond to the Guarantee Trustee’s notice within the time stated therein, the Guarantee Trustee may, in its discretion if it believes doing so is in the best interests of the Beneficiaries as a whole (without regard to the particular circumstances or interests of any individual Beneficiary), act in accordance with the instructions of the Beneficiaries who do respond within the stated time (“Responding Beneficiaries”) and whose aggregate participation in the Finance Money Debt (as advised by those Responding Beneficiaries) represents more than 50% of the aggregate value of the Finance Money Debt of all Responding Beneficiaries;
(e)	upon receipt of written notice from the Guarantor or a Beneficiary of the commencement of any Insolvency of the Guarantor, to promptly send to each Beneficiary (at the address last notified by the Beneficiary) a notice which:
(i)	states that the Guarantee Trustee has been so notified; and

(ii)	requests the Beneficiary to advise in writing, with such details as the Guarantee Trustee may request and within five Business Days of the date of the notice (or such shorter period as the Guarantee Trustee determines is reasonable having regard to all relevant circumstances), the amount of its participation in the Finance Money Debt at that time; and
(f)	in any Insolvency of the Guarantor:
(i)	to distribute all Notices of Voting in Insolvency, and to vote on any matter or matters the subject of a Notice of Voting in Insolvency, in accordance with clause 16.

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(ii)	(if required for the purposes of any proceedings relating to, or in connection with, the Insolvency of the Guarantor) to separately prove for all amounts of Finance Money Debt notified by each Beneficiary in accordance with clause 7.4(e)(ii). For the avoidance of doubt, each Beneficiary expressly authorises the Guarantee Trustee to prove for all amounts of Finance Money Debt owing to it in the name of the Guarantee Trustee, in the name of the Guarantee Trustee as trustee for that Beneficiary or in the name of that Beneficiary;

(iii)	to distribute all Recovered Money in accordance with clause 17.
7.5	No other duties
(a)	The Guarantee Trustee has no duties or responsibilities except those expressly set out in this deed or which the Guarantee Trustee has otherwise agreed in writing that it will undertake.

(b)	Without limiting the generality of clause 7.5(a), the Guarantee Trustee has no obligation to keep itself informed, or to inform the Beneficiaries, about:
(i)	the performance by any party of its obligations under this deed or any other agreement; or

(ii)	the affairs, financial condition or business of any person.
(c)	Except in the case of manifest error, the Guarantee Trustee may rely upon any certification, notification or other written advice given to it in good faith as being conclusive on its face and is not obliged to make any inquiries as to the correctness of the contents of that certificate, notification or advice.

(d)	Each Beneficiary expressly authorises the Guarantee Trustee to act in accordance with the express terms of this deed, notwithstanding that in doing so the Guarantee Trustee may be in breach of any fiduciary or other duties owed by it to that Beneficiary.

(e)	Each Beneficiary expressly authorises the Guarantee Trustee to intermingle the Recovered Money prior to any distribution under clause 17 to the extent permitted by applicable law.

(f)	Each Beneficiary expressly waives any right or action it may have in law or equity against the Guarantee Trustee, arising from any action the Guarantee Trustee may take in accordance with clause 7.5(d) and 7.5(e).
7.6	Delegation
(a)	The Guarantee Trustee may employ agents and attorneys and may delegate any of its rights or obligations in the capacity as trustee under this deed without notifying any person of the delegation.

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(b)	The Guarantee Trustee agrees to exercise reasonable care in selecting delegates and to supervise their actions.

(c)	The Guarantee Trustee is responsible for any loss arising due to the fraud, gross negligence or wilful misconduct of its delegate or gross or wilful breach by the delegate of their obligations where that delegate is a Related Entity to the Guarantee Trustee.

(d)	For the avoidance of doubt, in relation to each separate trust created pursuant to clause 5.1, the Guarantee Trustee may employ the same or separate agents and attorneys and may delegate any of its rights or obligations in the capacity as trustee under this deed to the same or separate persons to those agents, attorneys and delegates employed or appointed for any other trust created pursuant to clause 5.1.
7.7	Indemnity
(a)	The Guarantee Trustee and its officers and agents are entitled to be continually indemnified out of the Guarantee Trust in the same proportions specified in clause 7.7(c) against all expenses, losses, liabilities, actions, proceedings, claims and demands (whether actual, contingent, prospective or otherwise) that are incurred as a direct or indirect consequence of the execution of this deed or any Relevant Document or any act or omission by any person under this deed or any Relevant Document.

(b)	The indemnity in clause 7.7(a):
(i)	is separate from any indemnity allowed by law;

(ii)	survives the termination of this deed; and

(iii)	does not extend to any expenses, losses, liabilities, actions, proceedings, claims and demands to the extent that they are attributable to:
(A)	a failure by the Guarantee Trustee to properly perform its duties under this deed, any Relevant Document or under the Corporations Act 2001; or

(B)	fraud, gross negligence or wilful misconduct on the part of the Guarantee Trustee or the officer or agent seeking to be indemnified under clause 7.7(a).
(c)	Each Beneficiary individually in accordance with its Proportion, indemnifies the Guarantee Trustee and its officers and agents against the non-receipt of a payment from the Guarantor and the Costs incurred by the Guarantee Trustee or relevant officer or agent in funding the amount not paid, if the Guarantee Trustee or relevant officer or agent:
(i)	reasonably claims a payment from the Guarantor under clause 22.1; and

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(ii)	does not receive it within seven days after the claim is made.
Each Beneficiary agrees to pay amounts due under this indemnity to the Guarantee Trustee or relevant officer or agent on demand from the Guarantee Trustee or relevant officer or agent.

(d)	The Guarantor indemnifies each Beneficiary against any liability or loss arising from, and any Costs incurred in connection with, the Beneficiary making a payment under clause 7.7(c). The Guarantor agrees to pay amounts due under this indemnity on demand from the Beneficiaries.

(e)	Each payment to be made under this clause 7.7 must be made in Australian dollars.
7.8	Payment by Beneficiaries

If the Guarantee Trustee:
(a)	proposes to exercise a right arising in its capacity as trustee for the Beneficiaries under this deed or any Relevant Document or take any other action in that capacity; or

(b)	the Guarantee Trustee is directed to exercise a right or take any action in its capacity as trustee for the Beneficiaries under this deed or any Relevant Document, and the Guarantee Trustee reasonably considers this could result in the Guarantor becoming obliged to pay an amount to the Guarantee Trustee under clause 22.1, then the Guarantee Trustee:
(i)	may request the Beneficiaries to pay to the Guarantee Trustee an amount at least equal to the amount the Guarantee Trustee reasonably determines would be the Guarantor’s liability to the Guarantee Trustee; and

(ii)	need not act until the Beneficiaries do so.
Each Beneficiary agrees to fund under this clause 7.8 rateably in accordance with its Proportion.
7.9	Adjustments amongst Beneficiaries
(a)	If a Beneficiary (a “Defaulting Beneficiary”) fails to pay any amount (a “Default Amount”) to the Guarantee Trustee under clause 7.7(c) or 7.8, any other Beneficiary (a “Funding Beneficiary”) acting alone or together with other Funding Beneficiaries may pay an amount equal to the Default Amount to the Guarantee Trustee.

(b)	If the Guarantee Trustee receives a payment made in accordance with clause 7.9(a), it must:

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(i)	deduct an amount equal to the Default Amount from any payment it is obliged to make to the Defaulting Beneficiary; and

(ii)	pay an amount equal to each Funding Beneficiary’s contribution to the Default Amount to that Funding Beneficiary.
8	Change of Guarantee Trustee

8.1	Retirement

The Guarantee Trustee may retire by giving the Guarantor and each Beneficiary at least 90 days’ notice of its intention to do so and without being required to give any reasons for that retirement.

8.2	Removal

If the Guarantee Trustee breaches any material obligation under this deed and (if the breach is capable of remedy) does not correct the breach within 30 days, or if the Guarantee Trustee becomes Insolvent, the Guarantor may remove the Guarantee Trustee as guarantee trustee under this deed by giving the Guarantee Trustee at least 45 days’ notice.

8.3	Permitted successors

Subject to the Intercreditor Deed, the successor guarantee trustee must be a reputable and experienced professional trustee company, bank or financial institution (or a Related Entity of any of them) nominated by the Guarantor.

8.4	When retirement or removal takes effect

The retirement or removal of the Guarantee Trustee takes effect when both of the requirements in paragraphs (a) and (b) have been met or if the circumstances in paragraph (c) apply:
(a)	a successor guarantee trustee has been appointed; and

(b)	the successor guarantee trustee, each other party to this deed and each person having the benefit of this deed (although not a party to it) have the same rights and obligations among themselves as they would have had if the successor guarantee trustee had been party to this deed at the date of its execution. The retiring or removed guarantee trustee and the Guarantor agree to sign documents (including a retirement and appointment document) and do anything else necessary or appropriate to give effect to this. Everything the retiring guarantee trustee is required to do under this clause is at the Guarantor’s expense except that if the Guarantee Trustee has been removed, it is at its own expense; or

(c)	no successor guarantee trustee has been appointed or its appointment has not become effective within 60 days of the end of the relevant retirement or removal notice period applicable under this clause 8 but

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the Guarantee Trustee has the approval of an appropriate court to cease acting as guarantee trustee under this deed.
8.5	Discharge of further obligations

When a successor guarantee trustee is appointed, the retiring or removed guarantee trustee is discharged from any further obligation under this deed. This discharge does not prejudice any accrued right or obligation.

8.6	Turnover

Each Beneficiary agrees for the benefit of the other Beneficiaries that if:
(a)	it receives or recovers an amount of Guaranteed Money; and

(b)	at the time of receipt or recovery of such amount, the Guarantee Trustee has retired or been removed and either a successor guarantee trustee has not been appointed or the successor guarantee trustee’s appointment is not effective, then, to the extent such amount exceeds that Beneficiary’s Proportion of the Guaranteed Money (the “Turnover Amount”), it:
(i)	holds the Turnover Amount on trust for the other Beneficiaries; and

(ii)	agrees to pay the Turnover Amount to the other Beneficiaries rateably in accordance with their Proportions.
9	Register

9.1	Establishment and maintenance of Register
(a)	The Guarantee Trustee must establish and maintain the Register in accordance with this deed.

(b)	Each Beneficiary must give notice to the Guarantee Trustee within 10 Business Days (or, if the Guarantor is at that time Insolvent, 2 Business Days) of the date of any change to any of the details in clause 9.2 below such notice to be substantially in the form of the Beneficiary Change Notification set out in schedule 1(B).
9.2	Information required in Register

The Guarantee Trustee must enter the following information in the Register:
(a)	the name and address of each Beneficiary; and

(b)	in relation to each Beneficiary, a list of each Finance Document; and

(c)	in respect of each Finance Document, the date, the parties to it and the name of it; and

(d)	the date of each entry in the Register; and

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(e)	particulars of changes notified to the Guarantee Trustee of information recorded in the Register; and

(f)	any other particulars as the Guarantee Trustee thinks fit.
9.3	No trust

No notice of any trust express or implied or constructive is to be entered in the Register regardless of whether it relates to or arises under this deed or any Relevant Document.

9.4	Register conclusive

The Register is conclusive evidence, in the absence of manifest error, of the matters recorded in it.

9.5	Update and correction of Register

The Guarantee Trustee agrees to:
(a)	update the Register when it is notified of any change in any of the details recorded in respect of a Beneficiary or a Finance Document; and

(b)	correct the Register if it becomes aware that any details in the Register are incorrect or incomplete.
9.6	Inspection of Register

The Guarantor and each Beneficiary may inspect the Register in respect of information that may be disclosed to it without breach by any party of any duty of confidentiality or any law, regulation or directive relating to privacy:
(a)	on prior reasonable notice to the Guarantee Trustee; and

(b)	between 9.30 am and 4.30 pm on any day on which business is generally carried on in the place where the Register is kept.

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James Hardie — Guarantee Trust Deed
Part 3 Guarantee
10	Guarantee and indemnity

10.1	Guarantee
(a)	The Guarantor unconditionally and irrevocably guarantees in accordance with, and on the terms of this deed, and for the benefit of each Beneficiary and the Guarantee Trustee payment of the Guaranteed Money.

(b)	If the Debtor does not pay the Guaranteed Money on time and in accordance with the Finance Documents then, subject to clause 10.1(c), the Guarantor agrees to pay the Guaranteed Money to:
(i)	prior to an Insolvency of the Guarantor, the relevant Beneficiary following a demand by that Beneficiary to the Guarantor; or

(ii)	otherwise, the Guarantee Trustee following a demand by the relevant Beneficiary, or the Guarantee Trustee on behalf of that Beneficiary, to the Guarantor.
(c)	A demand on the Guarantor under this clause 10.1:
(i)	may be made only if the Beneficiary has first made a demand on the Debtor and the demand is not satisfied within 2 Business Days;

(ii)	may be made at any time and from time to time; and

(iii)	must be made in writing in accordance with clause 26.
10.2	Indemnity
(a)	The Guarantor indemnifies in accordance with, and on the terms of this deed, each Beneficiary and the Guarantee Trustee against any liability or loss arising, and any Costs it suffers or incurs:
(i)	if the Debtor does not, or is unable to, pay the Guaranteed Money in accordance with the Finance Documents; or

(ii)	if an obligation the Debtor would otherwise have to pay the Guaranteed Money (or which would have been Guaranteed Money had it not been irrecoverable) is found to be unenforceable, void or voidable; or

(iii)	if an obligation the Guarantor would otherwise have under clause 10.1 is found to be unenforceable; or

(iv)	if the Beneficiary or the Guarantee Trustee is obliged, or agrees, to pay an amount to a trustee in bankruptcy or liquidator (of an Insolvent person) in connection with a

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payment by the Guarantor or the Debtor. (For example, the Beneficiary may have to, or may agree to, pay interest on the amount); or
(v)	if the Guarantor defaults under clause 10.1.
(b)	Subject to clause 10.1(c), the Guarantor agrees to pay amounts due under this indemnity to:
(i)	prior to an Insolvency of the Guarantor, the relevant Beneficiary following a demand by that Beneficiary to the Guarantor; or

(ii)	otherwise, the Guarantee Trustee following a demand by the relevant Beneficiary, or the Guarantee Trustee on behalf of that Beneficiary, to the Guarantor.
(c)	A demand on the Guarantor under this clause 10.1:
(i)	may be made at any time and from time to time; and

(ii)	must be made in writing in accordance with clause 26.
11	Interest

11.1	Obligation to pay interest

The Guarantor agrees to pay interest at the Default Rate on:
(a)	any part of the Guaranteed Money which is due for payment but which is not otherwise incurring interest; and

(b)	any amount payable by it under this deed (other than under clause 10.1) which is not paid on the due date for payment.
The interest accrues daily from (and including) the due date to (but excluding) the date of actual payment and is calculated on actual days elapsed and either a 360 or 365 day year, whichever is the length of time customarily adopted for such calculations for the currency in which the relevant amount is denominated.

The Guarantor agrees to pay interest under this clause on demand from the Beneficiary.
11.2	Compounding

Interest payable under clause 11.1 which is not paid when due for payment may be added to the overdue amount by the Beneficiary on the last Business Day of each calendar month. Interest is payable on the increased overdue amount at the Default Rate in the manner set out in clause 11.1.

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11.3	Interest following judgment

If a liability becomes merged in a judgment, the Guarantor agrees to pay interest on the amount of that liability as an independent obligation. This interest:
(a)	accrues daily from (and including) the date the liability becomes due for payment both before and after the judgment up to (but excluding) the date the liability is paid; and

(b)	is calculated at the judgment rate or the Default Rate (whichever is higher).
The Guarantor agrees to pay interest under this clause on demand from the Beneficiary.

12	Extent of guarantee and indemnity
(a)	The Guarantee is a continuing obligation despite any intervening payment, settlement or other thing and extends to all of the Guaranteed Money.

(b)	Subject to compliance by the Beneficiary with clauses 10.1(c) and 26, the Guarantor waives any right it has of first requiring the Guarantee Trustee or the Beneficiary to commence proceedings or enforce any other right against the Debtor or any other person before claiming from the Guarantor under the Guarantee.
13	Rights of the Beneficiary are protected

Rights given to each Beneficiary under the Guarantee, and the Guarantor’s liabilities under it, are not affected by any act or omission of the Beneficiary or any other person or by any act, other matter or thing whatsoever, whether negligent or not. For example, those rights and liabilities are not affected by:
(a)	any act or omission:
(i)	varying or replacing any arrangement under which the Guaranteed Money is expressed to be owing, such as by increasing a facility limit or extending the term;

(ii)	releasing or discharging the Debtor (including, without limitation, discharge by operation of law) or giving the Debtor a concession (such as more time to pay);

(iii)	releasing any person who gives a guarantee or indemnity in connection with any of the Debtor’s obligations;

(iv)	releasing, losing the benefit of, or not obtaining any Security Interest or negotiable instrument;

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(v)	by which the obligations of any person who guarantees any of the Debtor’s obligations (including under the Guarantee) may not be enforceable;

(vi)	by which any person who was intended to guarantee any of the Debtor’s obligations does not do so, or does not do so effectively;

(vii)	by which a person who is a co-surety or co-indemnifier for payment of the Guaranteed Money is discharged under an agreement or by operation of law;

(viii)	by which any Security Interest which could be registered is not registered, or any other thing causing any prejudice (including, but not limited to, material prejudice) to any person;
(b)	a person dealing in any way with a Security Interest, guarantee, indemnity, judgment or negotiable instrument;

(c)	the death, mental or physical disability, incapacity or Insolvency or any legal limitation of any person including the Guarantor or the Debtor;

(d)	changes in the membership, name or business of any person;

(e)	the Debtor opening an account with any Beneficiary;

(f)	acquiescence or delay by any Beneficiary or any other person;

(g)	an assignment of rights or a novation in connection with the Guaranteed Money;

(h)	the acceptance of the repudiation of, or termination of, any Finance Document or any other document or agreement;

(i)	any payment to a Beneficiary, including any payment which at the payment date or at any time after the payment date is, in whole or in part, illegal, void, voidable, avoided or unenforceable.
This clause 13 applies regardless of whether the Guarantor is aware of, has consented to or is given notice of any act, omission, matter or thing referred to in this clause 13. This clause 13 does not limit the obligations of the Guarantor under this deed.

14	Guarantor’s rights

14.1	Guarantor’s rights are suspended

As long as there is any Guaranteed Money, the Guarantor may not, without the consent of each Beneficiary (or, in the case of a group or syndicate of Beneficiaries, an agent or trustee on their behalf):

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(a)	reduce its liability under the Guarantee by claiming that it or the Debtor or any other person has a right of set-off or counterclaim against the Beneficiary; or

(b)	exercise any legal right to claim to be entitled to the benefit of another guarantee, indemnity or Security Interest that secures amounts including the Guaranteed Money or any other amount payable under the Guarantee (for example, the Guarantor may not try to enforce or require the enforcement of any Security Interest the Beneficiary has taken that secures amounts including the Guaranteed Money); or

(c)	claim an amount from the Debtor, or another guarantor of the Guaranteed Money, under a right of indemnity; or

(d)	claim an amount in the Insolvency of the Debtor or of another guarantor of the Guaranteed Money.
14.2	Guarantor’s right of proof limited

The Guarantor agrees not to exercise in its capacity as a guarantor under this deed a right of proof after an event occurs relating to the Insolvency of the Debtor or another guarantor of the Guaranteed Money independently of an attorney appointed under clause 15.1.

15	Power of Attorney

15.1	Appointment

The Guarantor irrevocably appoints the Guarantee Trustee and each of its Authorised Officers individually as its attorney and agrees to formally approve all action taken by an attorney under clause 15.2.

15.2	Powers

Each attorney appointed under clause 15.1 may:
(a)	do anything which the Guarantor may lawfully do to exercise its right of proof after an Insolvency Event occurs in respect of the Debtor or any other guarantor of the Debtor’s obligations. (These things may be done in the Guarantor’s name or the attorney’s name and they include signing and delivering documents, taking part in legal proceedings and receiving any dividend arising out of the right of proof); and

(b)	delegate its powers (including this power) and revoke a delegation; and

(c)	exercise its powers even if this involves a conflict of duty and even if it has a personal interest in doing so.

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15.3	Application of insolvency dividends

The attorney need not account to the Guarantor for any dividend received on exercising the right of proof under clause 15.2(a) except to the extent that any dividend remains after each Beneficiary has received all of the Guaranteed Money and all other amounts payable under the Guarantee.

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James Hardie — Guarantee Trust Deed
Part 4 Voting in Insolvency and Distribution of Recovered Money
16	Voting in Insolvency proceedings

16.1	Obtaining instructions

Upon receipt of a Notice of Voting in Insolvency, the Guarantee Trustee must promptly send to each Beneficiary (at the address last notified by the Beneficiary) a notice which:
(a)	encloses a copy of the Notice of Voting in Insolvency;

(b)	requests the Beneficiary to advise in writing, within five Business Days of the date of the notice (or such shorter period as the Guarantee Trustee determines is reasonable having regard to the terms of the Notice of Voting in Insolvency):
(i)	its instructions as to how the Guarantee Trustee should vote on its behalf on each of the matters to be voted upon as described in the Notice of Voting in Insolvency;

(ii)	any other information reasonably requested by the Guarantee Trustee to enable it to vote on behalf of the Beneficiary in accordance with the Notice of Voting in Insolvency; and

(iii)	its instructions as to how the Guarantee Trustee should vote in respect of the Compensation Debt on each of the matters to be voted upon as described in the Notice of Voting in Insolvency.
16.2	Voting

The Guarantee Trustee will vote on any matter or matters the subject of a Notice of Voting in Insolvency:
(a)	on behalf of each Beneficiary (in respect of that Beneficiary’s participation in the Finance Money Debt) which instructs the Guarantee Trustee in accordance with clause 16.1 — in accordance with those instructions; and

(b)	in respect of the Compensation Debt:
(i)	if the Guarantee Trustee is required by the Intercreditor Deed to vote the Compensation Debt in the manner nominated by the NSW Government — in the manner so nominated;

(ii)	if the Guarantee Trustee is not required by the Intercreditor Deed to vote the Compensation Debt in the manner nominated by the NSW Government — in accordance with the instructions (advised in accordance with clause 16.1(b)(iii)) of the Beneficiaries whose aggregate participation in the

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Finance Money Debt (as advised by those Beneficiaries) represents more than 50% of the aggregate value of all Finance Money Debt (as advised by all Beneficiaries), provided that if any Beneficiary fails to respond to the Guarantee Trustee’s notice within the time stated therein, the Guarantee Trustee may, in its discretion if it believes doing so is in the best interests of the Beneficiaries as a whole (without regard to the particular circumstances or interests of any individual Beneficiary), act in accordance with the instructions of the Beneficiaries who do respond within the stated time (“Responding Beneficiaries”) and whose aggregate participation in the Finance Money Debt (as advised by those Responding Beneficiaries) represents more than 50% of the aggregate value of the Finance Money Debt of all Responding Beneficiaries.
For the avoidance of doubt, in relation to each separate trust created pursuant to clause 5.1, the Guarantee Trustee may employ or appoint the same or separate proxies, representatives, agents or attorneys to vote on any matter or matters the subject of a Notice of Voting in Insolvency to those proxies, representatives, agents or attorneys employed or appointed for any other trust created pursuant to clause 5.1.

17	Distribution of Recovered Money

17.1	How the Guarantee Trustee is to distribute

The Guarantee Trustee agrees to distribute all Recovered Money as follows:
(a)	first, to itself for its Costs (including but not limited to costs in connection with enforcement under the Intercreditor Deed) and other amounts due to it in its capacity as trustee of the Guarantee Trust; and

(b)	secondly, to the extent of any balance after payment of amounts due to the Guarantee Trustee under clause 17.1(a), to the Beneficiaries to satisfy the Finance Money Debt, so that each Beneficiary receives its Proportion of the Recovered Money;

(c)	thirdly, to the extent of any balance after repayment of the Finance Money Debt, to the Charitable Fund (or otherwise for the benefit of the Charitable Fund or the beneficiaries of the Charitable Fund) to satisfy the Compensation Debt; and

(d)	fourthly, to the extent of any balance after repayment of the Compensation Debt, to the Guarantor (for its own account).
To the extent Recovered Money has been received by the Guarantee Trustee after an Insolvency of the Guarantor, which Insolvency has led to a partial payment of the Finance Money Debt or Compensation Debt, the Finance Money Debt referred to in paragraph (b) above shall be calculated taking into account only that part of the Finance Money Debt which has been irrevocably admitted in the Insolvency.

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17.2	Manner of distribution

The Guarantee Trustee agrees to distribute amounts to each Beneficiary promptly after receipt in immediately available funds, to an account nominated in writing by the Beneficiary.

17.3	Receipt by Beneficiary not through Guarantee Trustee

Each Beneficiary agrees to notify the Guarantee Trustee (after the date of the notice issued by the Guarantee Trustee under clause 7.4(e) of this deed) promptly of its receipt from the Guarantor (other than by payment through the Guarantee Trustee) of any amount of Finance Money Debt on or after the commencement of an Insolvency of the Guarantor (including, without limitation, a recovery by set-off (including under clause 27.4 of this deed) or banker’s lien). The parties acknowledge that a receipt by way of set-off occurs at the time the Beneficiary applies the set-off in its books of account, irrespective of the time when the amount set off was deposited with that party.

17.4	Accounting to Guarantee Trustee

If a receipt referred to in clause 17.3 represents an amount which, had it been received by the Guarantee Trustee, would have been distributable not only to the Beneficiary who receives it but also to the other Beneficiaries, then the Beneficiary agrees to pay to the Guarantee Trustee promptly following receipt of the notice issued by the Guarantee Trustee under clause 7.4(e) of this deed an amount equivalent to the amount received within two Business Days of receiving it. The amount paid to the Guarantee Trustee is to be:
(a)	taken to have been received by the Guarantee Trustee and not by the Beneficiary who receives it (and the participation of that Beneficiary in the Finance Money Debt is taken not to have been reduced by that amount); and

(b)	distributed by the Guarantee Trustee to the parties entitled to it in accordance with clause 17.1.
17.5	Refund to Beneficiary

If a Beneficiary who receives a payment referred to in clause 17.3 is obliged to refund any part of it under laws relating to insolvency then, on request from the Beneficiary, each party to which any part of the payment was distributed must repay to the Beneficiary the proportion of the amount received by that party equal to the proportion of the payment received by the Beneficiary which the Beneficiary is obliged to refund.

17.6	Deemed Payment

An amount paid under clause 17.5 will be deemed to have been a payment for the account of the Guarantee Trustee and not to the relevant Beneficiary for its own account and to that extent the liability to the relevant Beneficiary will not be reduced by the amount received, other than to the extent of any distribution received by the relevant Beneficiary under clause 17.4(b).

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James Hardie — Guarantee Trust Deed
Part 5 General provisions
18	Payments

18.1	Manner of payment by the Guarantor
(a)	The Guarantor agrees to make payments under the Guarantee:
(i)	in full without set-off or counterclaim and without any deduction in respect of Taxes unless prohibited by law;

(ii)	if the payment relates to the Guaranteed Money, in the currency in which the payment is due, and otherwise in US Dollars in immediately available funds; and

(iii)	to the Guarantee Trustee by payment into the account nominated by the Guarantee Trustee, or by payment as the Guarantee Trustee otherwise directs.
(b)	If the Guarantee Trustee directs the Guarantor to pay a particular person or in a particular manner, the Guarantor is taken to have satisfied its obligation to the Guarantee Trustee by paying in accordance with the direction.
18.2	Direction to pay

The Guarantee Trustee directs that until the Guarantor becomes Insolvent or would become Insolvent by paying the Compensation Debt (whichever occurs first), the Guarantor make all payments due under the Guarantee to the Beneficiary entitled to such payments.

18.3	Currency of payment

The Guarantor waives any right it has in any jurisdiction to pay an amount other than in the currency in which it is due. However, if the Beneficiary receives an amount in a currency other than that in which it is due:
(a)	it may convert the amount received into the due currency (even though it may be necessary to convert through a third currency to do so) on the day and at such rates (including spot rate, same day value rate or value tomorrow rate) as it reasonably considers appropriate. It may deduct its usual Costs in connection with the conversion; and

(b)	the Guarantor satisfies its obligation to pay in the due currency only to the extent of the amount of the due currency obtained from the conversion after deducting the Costs of the conversion.

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19	Application of payments

19.1	Application of money

Subject to the Finance Documents, each Beneficiary may apply money paid by the Debtor, the Debtor’s estate, the Guarantor or otherwise towards satisfaction of the Guaranteed Money and other money payable under this deed in the manner it sees fit.

19.2	Order of payment

Subject to the Finance Documents, each Beneficiary may use money received under this deed towards paying any part of the Guaranteed Money the Beneficiary chooses. This applies even if that part only falls due after the Beneficiary gives a notice of demand.

19.3	Suspense account

Subject to the Finance Documents, each Beneficiary may place in an interest bearing suspense account any payment it receives towards satisfaction of the Guaranteed Money (and any net interest on that payment after tax) for as long as it thinks prudent and need not apply the payment or net interest towards satisfying the Guaranteed Money or other money payable under this deed.

19.4	Remaining money

Each Beneficiary agrees to pay any money remaining after the Guaranteed Money is paid either to the Guarantor (which the Beneficiary may do by paying it into an account in the Guarantor’s name) or to another person entitled to it. In doing so, it does not incur any liability to the Guarantor. The Beneficiary is not required to pay the Guarantor interest on any money remaining after the Guaranteed Money is paid.

19.5	Credit from date of receipt

The Guarantor is only credited with money from the date the Beneficiary actually receives it.

20	Withholding tax

20.1	Payments by Guarantor

If a law requires the Guarantor to deduct or withhold an amount in respect of Taxes (other than Indirect Taxes) in respect of a payment under this deed such that a Beneficiary (“Indemnified Party”) would not actually receive on the due date the full amount provided for under this deed, then:
(a)	the Guarantor agrees to deduct the amount for such Taxes and any further deduction applicable to any further payment due under paragraph (c) below; and

(b)	the Guarantor agrees to pay an amount equal to the amount deducted or withheld to the relevant authority in accordance with applicable law; and

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(c)	unless the Tax is an Excluded Tax, the amount payable is increased so that, after making the deduction or withholding and further deductions or withholdings applicable to additional amounts payable under this paragraph (c), the Indemnified Party is entitled to receive (at the time the payment is due) the amount it would have received if no deductions or withholdings had been required.
20.2	Tax credit

If and to the extent that any Beneficiary is able in its opinion to apply for or otherwise take advantage of any offsetting tax credit, tax rebate or other similar tax benefit out of or in conjunction with any deduction or withholding which gives rise to an obligation on the Guarantor to pay any additional amount pursuant to clause 20.1, that Beneficiary shall:
(a)	give notice thereof to the Guarantor and take steps to obtain that credit, rebate or benefit; and

(b)	to the extent that in its opinion it can do so without prejudice to the retention of the credit, rebate or benefit, and upon receipt thereof, reimburse to the Guarantor such amount of the credit, rebate or benefit as that Beneficiary shall, in its opinion (acting reasonably), have determined to be attributable to the deduction or withholding. In complying with this clause, no Beneficiary need disclose to the Guarantor information about their tax affairs or order them in a particular way.
21	Indirect Taxes
(a)	All payments to be made by the Guarantor under or in connection with this deed have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when the Guarantor makes the payment:
(i)	it must pay to the Beneficiary an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

(ii)	the Beneficiary will promptly provide to the Guarantor a tax invoice complying with the relevant law relating to that Indirect Tax.
(b)	Where this deed requires the Guarantor to reimburse a Beneficiary for any Costs or expenses, the Guarantor shall also at the same time pay and indemnify that Beneficiary against all Indirect Tax incurred by that Beneficiary in respect of the Costs or expenses save to the extent that that Beneficiary is entitled to repayment or credit in respect of the Indirect Tax. The Beneficiary will promptly provide to the Guarantor a tax invoice complying with the relevant law relating to that Indirect Tax.

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22	Costs

22.1	What the Guarantor agrees to pay

The Guarantor agrees to pay or reimburse the Guarantee Trustee and each Beneficiary on demand for:
(a)	its reasonable Costs in connection with:
(i)	the registration of, and payment of Taxes on, this deed;

(ii)	giving and considering consents, waivers and releases requested by the Guarantor in connection with this deed; and

(iii)	any expenditure incurred in accordance with clause 3(c).
(b)	its Costs in exercising, enforcing or preserving rights against the Guarantor under this deed; and

(c)	Taxes and fees (including registration fees) and fines and penalties in respect of fees paid, or that the Guarantee Trustee or the Beneficiary reasonably believes are payable, in connection with this deed or a payment or receipt or any other transaction involving the Guarantor contemplated by this deed. However, the Guarantor need not pay a fine or penalty in connection with Taxes or fees to the extent that it has placed the Guarantee Trustee or the Beneficiary in sufficient cleared funds for the Guarantee Trustee or Beneficiary (as the case may be) to be able to pay the Taxes or fees by the due date.
22.2	Currency conversion on judgment debt

If a judgment, order or proof of debt for an amount payable by the Guarantor under this deed is expressed in a currency other than the currency in which the amount is due under this deed, then the Guarantor indemnifies the Beneficiary against:
(a)	any difference arising from converting the other currency if the rate of exchange used by the Beneficiary under clause 18.3 for converting currency when it receives a payment in the other currency is less favourable to the Beneficiary than the rate of exchange used for the purpose of the judgment, order or acceptance of proof of debt; and

(b)	the Costs of conversion.
23	Reinstatement of rights

Under law relating to Insolvency Events, a person may claim that a transaction (including a payment) in connection with the Guarantee, the Guaranteed Money or the Finance Money Debt is void or voidable. If a claim is made and upheld, conceded or compromised, then to the extent to which the claim concerns a transaction in connection with the Guarantee or the Guaranteed Money:

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(a)	the Beneficiary is immediately entitled as against the Guarantor to the rights in respect of the Guaranteed Money to which it was entitled immediately before the transaction; and
(b)	on request from the Beneficiary, the Guarantor agrees to do anything (including signing any document) reasonably required to restore to the Beneficiary the Guarantee and any Security Interest held by it from the Guarantor immediately before the transaction.
This clause applies whether or not the Beneficiary knew, or ought to have known, that the transaction would be void or voidable.
24	No merger

This deed does not merge with or adversely affect, and is not adversely affected by, any of the following:
(a)	any Security Interest, guarantee or other right or remedy to which a Beneficiary is entitled; or
(b)	a judgment which a Beneficiary obtains against the Guarantor, the Debtor or any other person in connection with the Guaranteed Money.
The Beneficiary may still exercise its rights under this deed as well as under the judgment, Security Interest or right or remedy.

25	Dealings

25.1	Dealings by the Guarantor with the Compensation Debt

Without the consent of each Beneficiary (or, in the case of a group or syndicate of Beneficiaries, an agent or trustee on their behalf), the Guarantor may not:
(a)	vary, amend or replace the Final Funding Agreement or the Fund Guarantee, or enter into an agreement having that effect;

(b)	during the Insolvency of the Guarantor, exercise any right of set-off in respect of the Compensation Debt (except as contemplated by clauses 4.3 and 6.2 of the Intercreditor Deed);

(c)	create or allow to exist any Security Interest or guarantee, indemnity or assurance against financial loss in respect of the Compensation Debt other than the Fund Guarantee or a guarantee provided in replacement for the Fund Guarantee in accordance with the Final Funding Agreement; or

(d)	enter into any arrangement, take any action or fail to do any thing, which results in the rights of the Fund Trustee and the NSW Government in connection with Compensation Debt not being subject to the arrangements set out in the Intercreditor Deed,

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provided that such consent is not to be unreasonably withheld if such action is not adverse in any material respect to the interests of the Beneficiaries under the Intercreditor Deed.

25.2	Dealings by the Guarantor

The Guarantor may not assign or otherwise deal with its rights under this deed or allow any interest in it to arise or be varied, without the consent of each Beneficiary (or, in the case of a group or syndicate of Finance Beneficiaries, an agent or trustee on their behalf).

25.3	Dealings by Beneficiaries

Subject to the Finance Documents, a Beneficiary may assign or otherwise deal with its rights under this deed in any way it considers appropriate. If a Beneficiary does this, the Guarantor may not claim against any assignee (or any other person who has an interest in this deed) any right of set-off or other rights it has against the Beneficiary.

26	Notices

26.1	Form

Unless expressly stated otherwise in this deed, all demands, notices, certificates, consents, approvals, waivers and other communications in connection with this deed (“Notices”) must be in writing, signed by an Authorised Officer of the sender and marked for attention as set out or referred to in the Details or, if the recipient has notified otherwise, then marked for attention in the way last notified.

26.2	Demand under Guarantee

Any demand made by a Beneficiary under the Guarantee must comply with the following requirements (in addition to those contained in clause 26.1):
(a)	clearly identify the Finance Document under which the Guaranteed Money is payable by the Debtor;

(b)	state the amount of the Guaranteed Money demanded and describe in reasonably adequate detail the nature of the unpaid obligation; and

(c)	state the date on which demand was made on the Debtor and certify that the Guaranteed Money remains unpaid at the date of the demand.
26.3	Delivery

Notices must be:
(a)	delivered to the address set out or referred to in the Details (or, in the case of a Beneficiary, the address identified in the Register); or

(b)	sent by prepaid post (airmail if appropriate) to the address set out or referred to in the Details (or, in the case of a Beneficiary, the address identified in the Register); or

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(c)	sent by fax to the fax number set out or referred to in the Details (or, in the case of a Beneficiary, the address identified in the Register).
However, if the intended recipient has notified a changed postal address or changed fax number, then the communication must be to that address or number.

26.4	When effective

Notices take effect from the time they are received unless a later time is specified in them.

26.5	Receipt — postal

If sent by post, notices are taken to be received three Business Days after posting (or five Business Days after posting if sent across national boundaries).

26.6	Receipt — fax

If sent by fax, notices are taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

27	General

27.1	Consents

The Guarantor agrees to comply with all conditions in any consents given in connection with this deed if the Guarantor relies on that consent in performing its obligations under this deed.

27.2	Prompt performance

If this deed specifies when the Guarantor agrees to perform an obligation, it agrees to perform it by the time specified. The Guarantor agrees to perform all other obligations promptly.

27.3	Certificates

A Beneficiary may give the Guarantee Trustee or the Guarantor a certificate about an amount payable or other matter in connection with this deed or a Finance Document. The certificate is sufficient evidence of the amount or matter, unless it is proved to be incorrect.

27.4	Set-off

A Beneficiary may set off any amount due for payment by the Beneficiary to the Guarantor against any amount due for payment by the Guarantor to the Beneficiary under this deed. This does not restrict any right of insolvency set-off which may arise under Dutch law.

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27.5	Discretion in exercising rights

A Beneficiary may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this deed expressly states otherwise.

27.6	Partial exercising of rights

If a Beneficiary does not exercise a right or remedy fully or at a given time, the Beneficiary may still exercise it later.

27.7	Indemnities

The indemnities in this deed are continuing obligations, independent of the Guarantor’s other obligations under this deed and continue after this deed ends. It is not necessary for a Beneficiary to incur expense or make payment before enforcing a right of indemnity under this deed.

27.8	Inconsistent law

To the extent permitted by law, this deed prevails to the extent it is inconsistent with any law.

27.9	Supervening legislation

Any present or future legislation which operates to vary the obligations of the Guarantor in connection with this deed with the result that the Beneficiaries’ rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

27.10	Remedies cumulative

The rights and remedies of each Beneficiary under this deed are in addition to other rights and remedies given by law independently of this deed.

27.11	Time of the essence

Time is of the essence in this agreement in respect of an obligation of the Guarantor to pay money.

27.12	Variation and waiver

Unless this deed expressly states otherwise, a provision of this deed, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound and with the prior written consent of each Beneficiary (or, in the case of a group or syndicate of Beneficiaries, an agent or trustee on their behalf).

27.13	Confidentiality

No party to this deed, nor any Beneficiary, may disclose information provided by any party or Beneficiary that is not publicly available (including the existence of or contents of this deed or any Finance Document) except:

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(a)	to any person in connection with an exercise of rights or (subject to compliance with clause 25) a dealing with rights or obligations under this deed (including when a Beneficiary consults other Beneficiaries in connection with preparatory steps such as negotiating with any potential assignee or potential sub-participant or other person who is considering contracting with the Beneficiary in connection with a Finance Document); or

(b)	to officers, employees, legal and other advisers and auditors of any party to this deed or any Beneficiary, provided the recipient agrees to act consistently with this clause 27.13; or

(c)	to any party to a Finance Document or any Related Entity of any party to a Finance Document, provided the recipient agrees to act consistently with this clause 27.13; or

(d)	with the consent of the party who provided the information (such consent not to be unreasonably withheld); or

(e)	as required by any law or stock exchange or any Government Agency.
Each party to this deed and each Beneficiary is taken to consent to disclosures made in accordance with this clause 27.13.

27.14	Further steps

The Guarantor and each Beneficiary agrees to do anything reasonably required by the Guarantee Trustee (such as obtaining consents, signing and producing documents, producing receipts and getting documents completed and signed):
(a)	to enable the Guarantee Trustee to perform its duties under this deed;

(b)	to enable the Beneficiaries or the Guarantee Trustee to exercise their respective rights in connection with this deed; and

(c)	(in the case of the Guarantor) to show whether it is complying with this deed.
27.15	Counterparts

This deed may consist of a number of copies, each signed by one or more parties to the deed. If so, the signed copies are treated as making up the one document.

27.16	Governing law

This deed is governed by the law in force in New South Wales. Each of the Guarantee Trustee, the Guarantor and the Beneficiaries submit to the non-exclusive jurisdiction of the courts of New South Wales.

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27.17	Serving documents

Without preventing any other method of service, any document in a court action may be served on a party by being delivered or left at that party’s address for service of notices under clause 26.3.

27.18	Process Agent

The Guarantor appoints James Hardie Australia Pty Limited (ABN 12 084 635 558) of Level 3, 22 Pitt Street, Sydney NSW 2000 (Attention: The Company Secretary) as its agent for service of process to receive any document in connection with this deed. If for any reason James Hardie Australia Pty Limited (ABN 12 084 635 558) ceases to be able to act as process agent for the Guarantor, the Guarantor must promptly appoint another person in New South Wales to act as its process agent and must promptly notify the Guarantee Trustee and each Beneficiary of that appointment and the address and other contact details of the new process agent.
EXECUTED as a deed

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James Hardie — Guarantee Trust Deed
Schedule 1(A) — Form of Beneficiary Nomination Letter (clause 1.9)
[Date]
To:   [Beneficiary]
James Hardie — Guarantee Trust Deed — Beneficiary Nomination Letter
We refer to the James Hardie — Guarantee Trust Deed between James Hardie Industries N.V. (with corporate seat in Amsterdam) and AET Structured Finance Services Pty Limited (as Guarantee Trustee) dated [•] 2006 (“Guarantee Trust Deed”).
For the purposes of the Guarantee Trust Deed, on and from the date of this letter:
1.	we nominate the following document as a Finance Document:

Name: [•]

Date: [•]

Parties: [•]

2.	the agreement described above, and each document named or referred to as a [“Financing Document"] in that agreement, is a Finance Document for the purposes of the Guarantee Trust Deed; and

3.	we nominate you as a “Beneficiary” in relation to that Finance Document.
Please confirm your acceptance of the above nomination, and the benefit and obligations of the Guarantee Trust Deed, by signing and returning the attached copy of this letter.
Clauses 1 and 27.16 of the Guarantee Trust Deed apply to this letter as they were fully set out in this letter.
For and on behalf of
JAMES HARDIE INDUSTRIES N.V.
by its Authorised Officer
Name:
Title:

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We accept and agree to the above nomination. We accept the benefit and obligations of the Guarantee Trust Deed, and we agree to be bound by the terms of that deed.
For and on behalf of
[Insert name of Beneficiary]
by its Authorised Officer
Name:
Title:
The Guarantee Trustee confirms that it holds the benefit of this nomination and the other documents described in clause 5.1(a) of the Guarantee Trust Deed on trust for the Beneficiary in accordance with the terms of the Guarantee Trust Deed.
For and on behalf of
AET STRUCTURED FINANCE SERVICES PTY LIMITED
as Guarantee Trustee
by its Authorised Officer
Name:
Title:

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James Hardie — Guarantee Trust Deed
Schedule 1(B) — Form of Beneficiary Change Notification (clause 9.1(b))
[Date]
To:       [Guarantee Trustee]
James Hardie — Guarantee Trust Deed — Beneficiary Nomination Letter
We refer to the James Hardie — Guarantee Trust Deed between James Hardie Industries N.V. (with corporate seat in Amsterdam) and AET Structured Finance Services Pty Limited (as Guarantee Trustee) dated [•] 2006 (“Guarantee Trust Deed”).
For the purposes of clause 9.1(b) of the Guarantee Trust Deed, we notify you that:
[insert amended details for the purposes of clause 9.2].
Clauses 1 and 27.16 of the Guarantee Trust Deed apply to this letter as they were fully set out in this letter.
For and on behalf of
[Insert name of Beneficiary]
by its Authorised Officer
Name:
Title:

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James Hardie — Guarantee Trust Deed
Schedule 2 — Form of Replacement Guarantee (clause 4)
Interpretation — definitions are in clause 1.

Parties	Guarantor and Financier

Guarantor	Name	James Hardie Industries N.V.

	Corporate seat	Amsterdam

	Registered Number	34106455

	ABN	49 097 829 895

	Address	Atrium, 8th Floor Strawinskylaan 3077 1077 ZX Amsterdam The Netherlands

	Fax	+ 31 20 404 2544

	Attention	Managing Director and Company Secretary

Financier	Name	[•]

	ABN	[•]

	Address	[•]

	Fax	[•]

	Attention	[•]

Date of deed	See Signing page

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General terms
1	Interpretation

1.1	Definitions

These meanings apply unless the contrary intention appears:

Authorised Officer means:
(a)	in the case of the Financier, a director or secretary, or an officer whose title contains the word “director”, “chief”, “head”, “president”, “vice-president”, “executive” or “manager” or a person performing the functions of any of them, or any other person nominated by the Financier as an Authorised Officer for the purposes of this deed; and

(b)	in the case of the Guarantor, a person appointed by the Guarantor and notified to the Financier as an Authorised Officer for the purposes of this deed, and whose specimen signature is provided with such notification to the Financier.
Business Day has the meaning given to that term in the Finance Documents.

Costs means costs, fees, disbursements, charges and expenses, including, without limitation, where the Guarantor is liable to pay or reimburse the Costs, those incurred in connection with advisers and, unless such Costs are incurred in connection with the enforcement of this deed against the Guarantor, only for an amount and on a basis previously agreed to in writing by the Guarantor.

Debtor means the person or persons primarily liable to the Financier under the Finance Documents.

Default Rate means LIBOR plus 2% per annum. For the purpose of this definition, the interest is calculated as if the overdue amount is a cash advance with interest periods beginning and ending on the first and last days respectively of each calendar month (and including both days), provided that the first interest period begins on and includes the due date.

Details means the section of this deed headed “Details”.

Excluded Tax means:
(a)	a Tax imposed by any jurisdiction on or assessed against the Financier as a consequence of the Financier being a resident of or organised in or doing business in that jurisdiction, but not any Tax:
(i)	that is calculated on or by reference to the gross amount of a payment derived under this deed or another document

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referred to in this deed (without the allowance of a deduction);
(ii)	that is imposed as a result of the Financier being considered a resident or organised or doing business in that jurisdiction solely as a result of it having the benefit of this deed or being a party to a transaction contemplated by this deed; or
(b)	a Tax which would not be required to be deducted by the Guarantor if, before the Guarantor makes a relevant payment, the Financier provided the Guarantor with any of its name, address, registration number or similar details or any relevant tax exemption or similar details.
Finance Documents means [insert details]

Financier means the person so described in the Details and includes its successors and assigns.

Government Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity having jurisdiction over, or in relation to the affairs of, a James Hardie Group Member and, for the avoidance of doubt, includes, without limitation, the Australian Taxation Office, the US Internal Revenue Service and the Dutch tax authorities.

Guaranteed Money means all amounts that:
(a)	at any time;

(b)	for any reason or circumstance in connection with any agreement, transaction, instrument (whether or not negotiable), document, event, act, omission, matter or thing whatsoever;

(c)	whether at law or otherwise; and

(d)	whether or not of a type within the contemplation of the Guarantor or the Financier at the date of this deed, are payable, are owing but not currently payable, are contingently owing, or remain unpaid, by a Debtor to the Financier under or in connection with the Finance Documents.

This definition applies:
(i)	irrespective of the capacity in which the Debtor or the Financier became entitled to the amount concerned;

(ii)	irrespective of the capacity in which the Debtor or the Financier became liable in respect of the amount concerned;

(iii)	whether the Debtor or the Financier is liable as principal debtor, as surety or otherwise;

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(iv)	whether the Debtor is liable alone, or together with another person;

(v)	even if the Debtor owes an amount or obligation to the Financier because it was assigned to the Financier, whether or not:
(A)	the assignment was before, at the same time as, or after the date of this deed; or

(B)	the Debtor consented to or was aware of the assignment; or

(C)	the assigned obligation was secured;
(vi)	even if this deed was assigned to the Financier, whether or not:
(A)	the Debtor or the Guarantor consented to or was aware of the assignment; or

(B)	any of the Guaranteed Money was previously unsecured; or
(vii)	if the Guarantor is a trustee, whether or not it has a right of indemnity from the trust fund.
Guarantor means the person so described in the Details.

Indirect Tax means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

Insolvency Event means, in respect of a person, the occurrence in respect of that person of any event referred to in paragraphs (a) to (h) of the definition of “Insolvent” and, for the avoidance of doubt, includes a Winding Up.

A company is Insolvent if it:
(a)	is generally not paying, or admits in writing its inability to pay, its debts as they become due;

(b)	files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganisation or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction (for the avoidance of doubt, this includes, without limitation, in respect of a person established under Dutch law, a filing of a petition by it with any court in the Netherlands in relation to its bankruptcy (faillissement) or suspension of payments (surseance van betaling));

(c)	makes an assignment for the benefit of its creditors;

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(d)	consents to the appointment of a custodian, receiver, receiver and manager, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property;

(e)	consents to the appointment of an administrator;

(f)	is adjudicated as insolvent or to be liquidated;

(g)	is subject to Winding Up; or

(h)	takes corporate action for the purpose of any of the foregoing, and Insolvency has a cognate meaning.

James Hardie Group means the Guarantor and its Subsidiaries and James Hardie Group Member means any of them.

LIBOR means, in relation to any overdue amount:
(a)	the applicable British Bankers’ Association Interest Settlement Rate for the currency in which the overdue amount is payable (“Due Currency”) and the relevant period displayed on the appropriate page of the Reuters screen (but if the agreed page is replaced or service ceases to be available, the Financier may specify another page or service displaying the appropriate rate after consultation with the Guarantor) (“Screen Rate”); or

(b)	(if no Screen Rate is available for the Due Currency and the interest period of that overdue amount) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Financier at its request quoted by the principal London offices of at least three leading international banks chosen by the Financier in consultation with the Guarantor to other leading international banks in the London interbank market, as of 11.00 am (London time) on the day two Business Days before the first day of an interest period for which the interest rate is to be determined for the offering of deposits in the Due Currency and for a period comparable to the interest period for the overdue amount.

Related Entity has the meaning it has in the Corporations Act.

Security Interest means any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind or any other right of, or arrangement with, any creditor to have its claims satisfied in priority to other creditors with, or from the proceeds of, any asset. This definition:
(a)	includes any retention of title agreements arising other than in the ordinary course of business; and

(b)	excludes any right of set-off, right to combine accounts, or other similar right or arrangement arising in the ordinary course of business or by operation of law.

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Subsidiary in relation to a corporation means a subsidiary of the corporation for the purposes of the Corporations Act.

Tax means any present or future tax (including Indirect Taxes), levy, impost, duty, charge, fee, deduction, compulsory loan or withholding or any income, stamp or transaction duty, tax or charge, in the nature of tax whatsoever called (except if imposed on, or calculated having regard to, the net income of the Financier) and whether imposed, levied, collected, withheld or assessed by any Government Agency and includes, but is not limited to, any penalty, fine, charge, fee, interest or other amount payable in connection with failure to pay or delay in paying the same.

US$, USD or US Dollars means the lawful currency of the United States of America.

Winding Up means, in respect of a company, the occurrence of any of the following:
(a)	an order is made that it be wound up;

(b)	appointment of a liquidator to it; or

(c)	appointment of a provisional liquidator to it and the provisional liquidator is required to admit all debts to proof or pay all debts capable of being admitted to proof proportionately.
In respect of a person that is established under Dutch law, Winding Up includes, without limitation, its dissolution (ontbinding), the declaration of its bankruptcy (faillissement) and the (provisional) granting of suspension of payments ((voorlopige) surseance van betaling) to it.

1.2	References to certain general terms

Unless the contrary intention appears, a reference in this deed to:
(a)	a group of persons is a reference to any two or more of them collectively and to each of them individually;

(b)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them collectively and each of them individually;

(c)	an agreement, representation or warranty by two or more persons binds them collectively and each of them individually but an agreement, representation or warranty by the Financier binds the Financier only;

(d)	anything (including an amount) is a reference to the whole and each part of it (but nothing in this clause 1.2(d) implies that performance of part of an obligation constitutes performance of the obligation);

(e)	a document (including this deed) includes any variation or replacement of it;

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(f)	law includes (without limitation) common law, principles of equity, and laws made by any legislative body of any jurisdiction (and references to any statute, regulation or by-law include any modification or re-enactment of or any provision substituted for, and all statutory and subordinate instruments issued under such statute, regulation or by-law or such provision);

(g)	the word “person” includes an individual, a firm, a body corporate, a partnership, a joint venture, an unincorporated association and any Government Agency;

(h)	a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(i)	the words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(j)	the Corporations Act is a reference to the Corporations Act 2001 of Australia; and

(k)	the words “to prove for”, “prove” and “right of proof”, when used in connection with a Winding Up or another Insolvency proceeding under Dutch law include, without limitation, “filing”, “filing for verification purposes” and “verification procedure”, as the context may require.
1.3	Number

The singular includes the plural and vice versa.

1.4	Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this deed.

2	Consideration

The Guarantor acknowledges incurring obligations and giving rights under this deed for valuable consideration received and to be received from the Financier.

3	Guarantee and indemnity

3.1	Guarantee
(a)	The Guarantor unconditionally and irrevocably guarantees payment to the Financier of the Guaranteed Money. If the Debtor does not pay the Guaranteed Money on time and in accordance with the Finance Documents then, subject to clause 3.1(b), the Guarantor agrees to pay the Guaranteed Money to the Financier on demand from the Financier.

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(b)	A demand on the Guarantor under this guarantee:
(i)	may be made only if the Financier has first made a demand on the Debtor and the demand is not satisfied within 2 Business Days;

(ii)	may be made at any time and from time to time; and

(iii)	must be made in writing in accordance with clause 17.
3.2	Indemnity

The Guarantor indemnifies the Financier against any liability or loss arising, and any Costs it suffers or incurs:
(a)	if the Debtor does not, or is unable to, pay the Guaranteed Money in accordance with the Finance Documents; or

(b)	if an obligation the Debtor would otherwise have to pay the Guaranteed Money (or which would have been Guaranteed Money had it not been irrecoverable) is found to be unenforceable, void or voidable; or

(c)	if an obligation the Guarantor would otherwise have under clause 3.1 is found to be unenforceable; or

(d)	if the Financier is obliged, or agrees, to pay an amount to a trustee in bankruptcy or liquidator (of an Insolvent person) in connection with a payment by the Guarantor or the Debtor. (For example, the Financier may have to, or may agree to, pay interest on the amount); or

(e)	if the Guarantor defaults under the guarantee.
The Guarantor agrees to pay amounts due under this indemnity on demand from the Financier.
4	Interest

4.1	Obligation to pay interest

The Guarantor agrees to pay interest at the Default Rate on:
(a)	any part of the Guaranteed Money which is due for payment but which is not otherwise incurring interest; and

(b)	any amount payable by it under this deed (other than under clause 3.1) which is not paid on the due date for payment.
The interest accrues daily from (and including) the due date to (but excluding) the date of actual payment and is calculated on actual days elapsed and either a 360 or 365 day year, whichever is the length of time customarily adopted for such calculations for the currency in which the relevant amount is denominated.

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The Guarantor agrees to pay interest under this clause on demand from the Financier.

4.2	Compounding

Interest payable under clause 4.1 which is not paid when due for payment may be added to the overdue amount by the Financier on the last Business Day of each calendar month. Interest is payable on the increased overdue amount at the Default Rate in the manner set out in clause 4.1.

4.3	Interest following judgment

If a liability becomes merged in a judgment, the Guarantor agrees to pay interest on the amount of that liability as an independent obligation. This interest:
(a)	accrues daily from (and including) the date the liability becomes due for payment both before and after the judgment up to (but excluding) the date the liability is paid; and

(b)	is calculated at the judgment rate or the Default Rate (whichever is higher).
The Guarantor agrees to pay interest under this clause on demand from the Financier.

5	Extent of guarantee and indemnity
(a)	The guarantee in clause 3.1 is a continuing obligation despite any intervening payment, settlement or other thing and extends to all of the Guaranteed Money.

(b)	Subject to compliance by the Financier with clauses 3.1(b) and 17, the Guarantor waives any right it has of first requiring the Financier to commence proceedings or enforce any other right against the Debtor or any other person before claiming from the Guarantor under this guarantee and indemnity.
6	Rights of the Financier are protected

Rights given to the Financier under this guarantee and indemnity, and the Guarantor’s liabilities under it, are not affected by any act or omission of the Financier or any other person or by any act, other matter or thing whatsoever, whether negligent or not. For example, those rights and liabilities are not affected by:
(a)	any act or omission:
(i)	varying or replacing any arrangement under which the Guaranteed Money is expressed to be owing, such as by increasing a facility limit or extending the term;

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(ii)	releasing or discharging the Debtor (including, without limitation, discharge by operation of law) or giving the Debtor a concession (such as more time to pay);

(iii)	releasing any person who gives a guarantee or indemnity in connection with any of the Debtor’s obligations;

(iv)	releasing, losing the benefit of, or not obtaining any Security Interest or negotiable instrument;

(v)	by which the obligations of any person who guarantees any of the Debtor’s obligations (including under this guarantee and indemnity) may not be enforceable;

(vi)	by which any person who was intended to guarantee any of the Debtor’s obligations does not do so, or does not do so effectively;

(vii)	by which a person who is a co-surety or co-indemnifier for payment of the Guaranteed Money is discharged under an agreement or by operation of law;

(viii)	by which any Security Interest which could be registered is not registered, or any other thing causing any prejudice (including, but not limited to, material prejudice) to any person;

(b)	a person dealing in any way with a Security Interest, guarantee, indemnity, judgment or negotiable instrument;

(c)	the death, mental or physical disability, incapacity, Insolvency or any legal limitation of any person including the Guarantor or the Debtor;

(d)	changes in the membership, name or business of any person;

(e)	the Debtor opening an account with the Financier;

(f)	acquiescence or delay by the Financier or any other person;

(g)	an assignment of rights or a novation in connection with the Guaranteed Money;

(h)	the acceptance of the repudiation of, or termination of, any Finance Document or any other document or agreement;

(i)	any payment to the Financier, including any payment which at the payment date or at any time after the payment date is, in whole or in part, illegal, void, voidable, avoided or unenforceable.
This clause 6 applies regardless of whether the Guarantor is aware of, has consented to or is given notice of any act, omission, matter or thing referred to in this clause 6. This clause 6 does not limit the obligations of the Guarantor under this deed.

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7	Guarantor’s rights

7.1	Guarantor’s rights are suspended

As long as there is any Guaranteed Money, the Guarantor may not, without the Financier’s consent:
(a)	reduce its liability under this guarantee and indemnity by claiming that it or the Debtor or any other person has a right of set-off or counterclaim against the Financier; or

(b)	exercise any legal right to claim to be entitled to the benefit of another guarantee, indemnity or Security Interest that secures amounts including the Guaranteed Money or any other amount payable under this guarantee and indemnity (for example, the Guarantor may not try to enforce or require the enforcement of any Security Interest the Financier has taken that secures amounts including the Guaranteed Money); or

(c)	claim an amount from the Debtor, or another guarantor of the Guaranteed Money, under a right of indemnity; or

(d)	claim an amount in the Insolvency of the Debtor or of another guarantor of the Guaranteed Money.
7.2	Guarantor’s right of proof limited

The Guarantor agrees not to exercise in its capacity as a guarantor under this deed a right of proof after an event occurs relating to the Insolvency of the Debtor or another guarantor of the Guaranteed Money independently of an attorney appointed under clause 8.1.

8	Power of Attorney

8.1	Appointment

The Guarantor irrevocably appoints the Financier and each of its Authorised Officers individually as its attorney and agrees to formally approve all action taken by an attorney under clause 8.2.

8.2	Powers

Each attorney appointed under clause 8.1 may:
(a)	do anything which the Guarantor may lawfully do to exercise its right of proof after an Insolvency Event occurs in respect of the Debtor or any other guarantor of the Debtor’s obligations. (These things may be done in the Guarantor’s name or the attorney’s name and they include signing and delivering documents, taking part in legal proceedings and receiving any dividend arising out of the right of proof); and

(b)	delegate its powers (including this power) and revoke a delegation; and

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(c)	exercise its powers even if this involves a conflict of duty and even if it has a personal interest in doing so.
8.3	Application of insolvency dividends

The attorney need not account to the Guarantor for any dividend received on exercising the right of proof under clause 8.2(a) except to the extent that any dividend remains after the Financier has received all of the Guaranteed Money and all other amounts payable under this guarantee and indemnity.

9	Payments

9.1	Manner of payment

The Guarantor agrees to make payments under this guarantee and indemnity:
(a)	in full without set-off or counterclaim and without any deduction in respect of Taxes unless prohibited by law; and

(b)	if the payment relates to the Guaranteed Money, in the currency in which the payment is due, and otherwise in US Dollars in immediately available funds.
9.2	Currency of payment

The Guarantor waives any right it has in any jurisdiction to pay an amount other than in the currency in which it is due. However, if the Financier receives an amount in a currency other than that in which it is due:
(a)	it may convert the amount received into the due currency (even though it may be necessary to convert through a third currency to do so) on the day and at such rates (including spot rate, same day value rate or value tomorrow rate) as it reasonably considers appropriate. It may deduct its usual Costs in connection with the conversion; and

(b)	the Guarantor satisfies its obligation to pay in the due currency only to the extent of the amount of the due currency obtained from the conversion after deducting the Costs of the conversion.
10	Application of payments

10.1	Application of money

The Financier may apply money paid by the Debtor, the Debtor’s estate, the Guarantor or otherwise towards satisfaction of the Guaranteed Money and other money payable under this deed in the manner it sees fit.

10.2	Order of payment

The Financier may use money received under this deed towards paying any part of the Guaranteed Money the Financier chooses. This applies even if that part only falls due after the Financier gives a notice of demand.

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10.3	Suspense account

The Financier may place in an interest bearing suspense account any payment it receives towards satisfaction of the Guaranteed Money (and any net interest on that payment after tax) for as long as it thinks prudent and need not apply the payment or net interest towards satisfying the Guaranteed Money or other money payable under this deed.

10.4	Remaining money

The Financier agrees to pay any money remaining after the Guaranteed Money is paid either to the Guarantor (which the Financier may do by paying it into an account in the Guarantor’s name) or to another person entitled to it. In doing so, it does not incur any liability to the Guarantor. The Financier is not required to pay the Guarantor interest on any money remaining after the Guaranteed Money is paid.

10.5	Credit from date of receipt

The Guarantor is only credited with money from the date the Financier actually receives it.

11	Withholding tax

11.1	Payments by Guarantor

If a law requires the Guarantor to deduct or withhold an amount in respect of Taxes (other than Indirect Taxes) in respect of a payment under this deed such that the Financier would not actually receive on the due date the full amount provided for under this deed, then:
(a)	the Guarantor agrees to deduct the amount for such Taxes and any further deduction applicable to any further payment due under paragraph (c) below; and

(b)	the Guarantor agrees to pay an amount equal to the amount deducted or withheld to the relevant authority in accordance with applicable law; and

(c)	unless the Tax is an Excluded Tax, the amount payable is increased so that, after making the deduction or withholding and further deductions or withholdings applicable to additional amounts payable under this paragraph (c), the Financier is entitled to receive (at the time the payment is due) the amount it would have received if no deductions or withholdings had been required.
11.2	Tax credit

If and to the extent that the Financier is able in its opinion to apply for or otherwise take advantage of any offsetting tax credit, tax rebate or other similar tax benefit out of or in conjunction with any deduction or withholding which gives rise to an obligation on the Guarantor to pay any additional amount pursuant to clause 11.1, the Financier shall:

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(a)	give notice thereof to the Guarantor and take steps to obtain that credit, rebate or benefit; and

(b)	to the extent that in its opinion it can do so without prejudice to the retention of the credit, rebate or benefit, and upon receipt thereof, reimburse to the Guarantor such amount of the credit, rebate or benefit as the Financier shall, in its opinion (acting reasonably), have determined to be attributable to the deduction or withholding. In complying with this clause, the Financier is not required to disclose to the Guarantor information about its tax affairs or order them in a particular way.
12	Indirect Taxes
(a)	All payments to be made by the Guarantor under or in connection with this deed have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when the Guarantor makes the payment:
(i)	it must pay to the Financier an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

(ii)	the Financier will promptly provide to the Guarantor a tax invoice complying with the relevant law relating to that Indirect Tax.
(b)	Where this deed requires the Guarantor to reimburse the Financier for any Costs or expenses, the Guarantor shall also at the same time pay and indemnify the Financier against all Indirect Tax incurred by the Financier in respect of the Costs or expenses save to the extent that the Financier is entitled to repayment or credit in respect of the Indirect Tax. The Financier will promptly provide to the Guarantor a tax invoice complying with the relevant law relating to that Indirect Tax.
13	Costs

13.1	What the Guarantor agrees to pay

The Guarantor agrees to pay or reimburse the Financier on demand for:
(a)	the Financier’s reasonable Costs in connection with:
(i)	the registration of, and payment of Taxes on, this deed; and

(ii)	giving and considering consents, waivers and releases requested by the Guarantor in connection with this deed;
(b)	the Financier’s Costs in exercising, enforcing or preserving rights against the Guarantor under this deed; and

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(c)	Taxes and fees (including registration fees) and fines and penalties in respect of fees paid, or that the Financier reasonably believes are payable, in connection with this deed or a payment or receipt or any other transaction involving the Guarantor contemplated by this deed. However, the Guarantor need not pay a fine or penalty in connection with Taxes or fees to the extent that it has placed the Financier in sufficient cleared funds for the Financier to be able to pay the Taxes or fees by the due date.
13.2	Currency conversion on judgment debt

If a judgment, order or proof of debt for an amount payable by the Guarantor under this deed is expressed in a currency other than the currency in which the amount is due under this deed, then the Guarantor indemnifies the Financier against:
(a)	any difference arising from converting the other currency if the rate of exchange used by the Financier under clause 9.2 for converting currency when it receives a payment in the other currency is less favourable to the Financier than the rate of exchange used for the purpose of the judgment, order or acceptance of proof of debt; and

(b)	the Costs of conversion.
14	Reinstatement of rights

Under law relating to Insolvency Events, a person may claim that a transaction (including a payment) in connection with this guarantee and indemnity or the Guaranteed Money is void or voidable. If a claim is made and upheld, conceded or compromised, then:
(a)	the Financier is immediately entitled as against the Guarantor to the rights in respect of the Guaranteed Money to which it was entitled immediately before the transaction; and

(b)	on request from the Financier, the Guarantor agrees to do anything (including signing any document) reasonably required to restore to the Financier the guarantee and indemnity and any Security Interest held by it from the Guarantor immediately before the transaction.
This clause applies whether or not the Financier knew, or ought to have known, that the transaction would be void or voidable.

15	No merger

This deed does not merge with or adversely affect, and is not adversely affected by, any of the following:
(a)	any Security Interest, guarantee or other right or remedy to which the Financier is entitled; or

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(b)	a judgment which the Financier obtains against the Guarantor, the Debtor or any other person in connection with the Guaranteed Money.
The Financier may still exercise its rights under this deed as well as under the judgment, Security Interest or right or remedy.
16	Dealings

16.1	Dealings by the Guarantor

The Guarantor may not assign or otherwise deal with its rights under this deed or allow any interest in it to arise or be varied, without the consent of the Financier.

16.2	Dealings by Financier

The Financier may assign or otherwise deal with its rights under this deed in any way it considers appropriate. If the Financier does this, the Guarantor may not claim against any assignee (or any other person who has an interest in this deed) any right of set-off or other rights it has against the Financier.

17	Notices

17.1	Form

Unless expressly stated otherwise in this deed, all demands, notices, certificates, consents, approvals, waivers and other communications in connection with this deed (“Notices”) must be in writing, signed by an Authorised Officer of the sender and marked for attention as set out or referred to in the Details or, if the recipient has notified otherwise, then marked for attention in the way last notified.

17.2	Demand under guarantee

Any demand made by the Financier under the guarantee and indemnity must comply with the following requirements (in addition to those contained in clause 17.1):
(a)	clearly identify the Finance Document under which the Guaranteed Money is payable by the Debtor;

(b)	state the amount of the Guaranteed Money demanded and describe in reasonably adequate detail the nature of the unpaid obligation; and

(c)	state the date on which demand was made on the Debtor and certify that the Guaranteed Money remains unpaid at the date of the demand.
17.3	Delivery

Notices must be:
(a)	delivered to the address set out or referred to in the Details; or

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(b)	sent by prepaid post (airmail if appropriate) to the address set out or referred to in the Details; or

(c)	sent by fax to the fax number set out or referred to in the Details.
However, if the intended recipient has notified a changed postal address or changed fax number, then the communication must be to that address or number.

17.4	When effective

Notices take effect from the time they are received unless a later time is specified in them.

17.5	Receipt — postal

If sent by post, notices are taken to be received three Business Days after posting (or five Business Days after posting if sent across national boundaries).

17.6	Receipt — fax

If sent by fax, notices are taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

18	General

18.1	Consents

The Guarantor agrees to comply with all conditions in any consents given in connection with this deed if the Guarantor relies on that consent in performing its obligations under this deed.

18.2	Prompt performance

If this deed specifies when the Guarantor agrees to perform an obligation, it agrees to perform it by the time specified. The Guarantor agrees to perform all other obligations promptly.

18.3	Certificates

The Financier may give the Guarantor a certificate about an amount payable or other matter in connection with this deed or a Finance Document. The certificate is sufficient evidence of the amount or matter, unless it is proved to be incorrect.

18.4	Set-off

The Financier may set off any amount due for payment by the Financier to the Guarantor against any amount due for payment by the Guarantor to the Financier under this deed. This does not restrict any right of insolvency set-off which may arise under Dutch law.

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18.5	Discretion in exercising rights

The Financier may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this deed expressly states otherwise.

18.6	Partial exercising of rights

If the Financier does not exercise a right or remedy fully or at a given time, the Financier may still exercise it later.

18.7	Indemnities

The indemnities in this deed are continuing obligations, independent of the Guarantor’s other obligations under this deed and continue after this deed ends. It is not necessary for the Financier to incur expense or make payment before enforcing a right of indemnity under this deed.

18.8	Inconsistent law

To the extent permitted by law, this deed prevails to the extent it is inconsistent with any law.

18.9	Supervening legislation

Any present or future legislation which operates to vary the obligations of the Guarantor in connection with this deed with the result that the Financier’s rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

18.10	Remedies cumulative

The rights and remedies of the Financier under this deed are in addition to other rights and remedies given by law independently of this deed.

18.11	Time of the essence

Time is of the essence in this agreement in respect of an obligation of the Guarantor to pay money.

18.12	Variation and waiver

Unless this deed expressly states otherwise, a provision of this deed, or right created under it, may not be waived or varied except in writing signed by the Guarantor and the Financier.

18.13	Confidentiality

Neither the Guarantor nor the Financier may disclose information provided by one of them to the other that is not publicly available (including the existence of or contents of this deed or any Finance Document) except:
(a)	to any person in connection with an exercise of rights or (subject to compliance with clause 16) a dealing with rights or obligations under this deed (including when the Financier consults other lenders to any

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member of the James Hardie Group in connection with preparatory steps such as negotiating with any potential assignee or potential sub-participant or other person who is considering contracting with the Financier in connection with a Finance Document); or
(b)	on a confidential basis, to officers, employees, legal and other advisers and auditors of the Guarantor or the Financier; or

(c)	on a confidential basis, to any party to a Finance Document or any Related Entity of any party to a Finance Document; or

(d)	with the consent of the party who provided the information (such consent not to be unreasonably withheld); or

(e)	as required by any law or stock exchange or any Government Agency.
The Guarantor and the Financier are taken to consent to disclosures made in accordance with this clause 18.13.

18.14	Further steps

The Guarantor agrees to do anything reasonably required by the Financier (such as obtaining consents, signing and producing documents, producing receipts and getting documents completed and signed):
(a)	to enable the Financier to exercise its rights in connection with this deed;

(b)	to show whether the Guarantor is complying with this deed.
18.15	Counterparts

This deed may consist of a number of copies, each signed by one or more parties to the deed. If so, the signed copies are treated as making up the one document.

18.16	Governing law

This deed is governed by the law in force in New South Wales. The Guarantor and the Financier submit to the non-exclusive jurisdiction of the courts of New South Wales.

18.17	Serving documents

Without preventing any other method of service any document in a court action may be served on the Guarantor or the Financier by being delivered or left at that person’s address for service of notices under clause 17.3.

18.18	Process Agent

The Guarantor appoints James Hardie Australia Pty Limited (ABN 12 084 635 558) of Level 3, 22 Pitt Street, Sydney NSW 2000 (Attention: The Company Secretary) as its agent for service of process to receive any document in connection with this deed. If for any reason James Hardie

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Australia Pty Limited (ABN 12 084 635 558) ceases to be able to act as process agent for the Guarantor, the Guarantor must promptly appoint another person in New South Wales to act as its process agent and must promptly notify the Financier of that appointment and the address and other contact details of the new process agent.
EXECUTED as a deed
[insert attestation clauses]

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James Hardie — Guarantee Trust Deed
Signing page

DATED: 19 December 2006

SIGNED, SEALED AND	)
DELIVERED by Meredith Hellicar	)
and Russell Chenu as attorneys for	)
JAMES HARDIE INDUSTRIES	)
N.V. under power of attorney dated	)
)
in the presence of:	)
For M. Hellicar For R. Chenu	)	/s/ Meredith Hellicar
/s/ Matthew Cunningham /s/ Benjamin Butterfield	)
Signature of witness	)	/s/ Russell Chenu
	)	By executing this deed each attorney
Matthew Cunningham Benjamin Butterfield	)	states that the attorney has received
Name of witness (block letters))		no notice of revocation of the power
	)	of attorney
)
THE COMMON SEAL of AET	)
STRUCTURED FINANCE	)
SERVICES PTY LIMITED is duly	)
affixed by authority of its Authorised	)
Officers in the presence of:	)

/s/ Stuart Howard		/s/ Yvonne Drake

Signature of authorised person		Signature of authorised person

Authorised Officer		Authorised Officer

Office held		Office held

Stuart Alexander Howard		Yvonne Drake

Name of authorised person (block letters)		Name of authorised person (block letters)

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